UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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YOUR VOTE IS VERY IMPORTANT

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
[●], 2019
Dear Fellow Stockholder:
Our company has undergone an exciting and significant business transformation over the last year following the July 2018 merger between Dr Pepper Snapple Group, Inc. and Keurig Green Mountain, Inc., forming Keurig Dr Pepper Inc. (“KDP”, which combined with its consolidated subsidiaries is referred to as the “Company”), a leading beverage company in North America, with a diverse portfolio of flavored (non-cola) carbonated soft drinks, specialty coffee and non-carbonated beverages, and the #1 single serve coffee brewing system in North America. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. We have a highly competitive distribution system that enables our portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages. We are proud of the progress we have made toward achieving our goal of creating a new challenger in the beverage industry since the closing of the merger, and are excited about the future opportunities for our combined company.
We are pleased to invite you to attend the first annual meeting of stockholders as a newly combined company. The annual meeting of stockholders of Keurig Dr Pepper Inc., a Delaware corporation, will take place online on June 7, 2019, at 11:00 a.m., Eastern Daylight Time. This year’s annual meeting will be online and a virtual meeting of stockholders to enable stockholder participation while saving the Company’s and the investors’ time and money and reducing our environmental impact. You may attend, vote, and submit questions during the annual meeting via the Internet at www.virtualshareholdermeeting.com/KDP2019.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the virtual annual meeting, we hope you will vote as soon as possible.
On behalf of our Board of Directors, thank you for your ongoing support of KDP.
Sincerely,
Robert J. Gamgort
Executive Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Date and Time: Friday, June 7, 2019 at 11:00 a.m. Eastern Daylight Time
Location: Virtually at www.virtualshareholdermeeting.com/KDP2019
Record Date: April 10, 2019
Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to stockholders on or about [●], 2019.
Notice is hereby given that the virtual annual meeting of stockholders of Keurig Dr Pepper Inc., a Delaware corporation, referred to as KDP, will be held on June 7, 2019, at 11:00 a.m., Eastern Daylight Time. This means that you can attend the annual meeting online, vote your shares electronically and submit questions during the online meeting by visiting www.virtualshareholdermeeting.com/KDP2019. Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for stockholders to attend.
ITEMS OF BUSINESS:

1.
To vote on a proposal to elect a board of twelve members to hold office for a one-year term and until their respective successors shall have been duly elected and qualified, referred to as the election proposal;

2.
To vote on a proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as KDP’s independent registered public accounting firm for fiscal year 2019, referred to as the ratification proposal;

3.	To vote on a proposal to approve an advisory resolution regarding KDP’s executive compensation, referred to as the 2018 compensation proposal;

4.
To vote on a proposal to approve and adopt the 2019 Omnibus Incentive Plan, including the reservation of an additional 25,000,000 shares available for issuance thereunder, referred to as the 2019 Omnibus Incentive Plan proposal; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
Your proxy is being solicited by our Board of Directors. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN THE ELECTION PROPOSAL, “FOR” THE RATIFICATION PROPOSAL, “FOR” THE 2018 COMPENSATION PROPOSAL, AND “FOR” THE 2019 OMNIBUS INCENTIVE PLAN.
Our Board of Directors has fixed the close of business on April 10, 2019 as the record date for determination of KDP stockholders entitled to receive notice of, and to vote at, the annual meeting of KDP stockholders or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the record date for the annual meeting are entitled to receive notice of, and to vote at, the annual meeting. Approval of the election of each director nominee, the ratification proposal, the 2018 compensation proposal, and the 2019 Omnibus Incentive Plan proposal requires the affirmative vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and which have actually voted. For each proposal to be approved, or in the case of the election proposal, for each director nominee to be approved, votes cast “FOR” each proposal or nominee, as applicable, must exceed votes cast “AGAINST” such proposal or nominee, as applicable. For each proposal a failure to vote, a broker non-vote or an abstention will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present.

Your vote is very important. To ensure your representation at the annual meeting of our stockholders, please complete and return the enclosed proxy card or submit your vote through the Internet or telephonically. Whether or not you plan to attend the meeting, we urge you to vote. Registered stockholders may vote (i) via the Internet, (ii) by telephone, or (iii) by returning a properly executed proxy card. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares.
James L. Baldwin
Corporate Secretary
WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY. YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 7, 2019: The Company’s Proxy Statement for the annual meeting and the Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com and entering your control number.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the annual meeting. These questions and answers may not address all questions that may be important to you as our stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annex to this Proxy Statement and the information incorporated by reference into this Proxy Statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions in the Notice of Annual Meeting of Stockholders.

Q:	Why am I receiving this Proxy Statement and proxy card?

A:
We are holding the annual meeting of our stockholders to ask our stockholders to consider and vote upon (i) the election proposal, (ii) the ratification proposal, (iii) the 2018 compensation proposal, and (iv) the 2019 Omnibus Incentive Plan proposal.

This Proxy Statement is being delivered to you by mail as our stockholder of record, as of the record date for the annual meeting, in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the annual meeting. As a stockholder of record on the record date for the annual meeting, you are invited to attend the virtual annual meeting and are entitled to and are requested to vote on the items of business described in this Proxy Statement.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled for the annual meeting are:

Proposal 1:	A vote on each of the director nominees listed in the election proposal.

Proposal 2:	The ratification proposal.

Proposal 3:	A non-binding advisory vote on the 2018 compensation proposal.

Proposal 4:	The 2019 Omnibus Incentive Plan proposal.
We also will consider any other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends a vote:

1.	FOR each of the director nominees listed in the election proposal;

2.	FOR the ratification proposal;

3.	FOR the 2018 compensation proposal; and

4.	FOR the 2019 Omnibus Incentive Plan proposal.

Q:	What is the voting requirement to approve each of the proposals?

A:	The following voting requirements will be in effect for each proposal described in this Proxy Statement:
Proposal 1. The election of each director nominee requires the affirmative vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and which have actually voted (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee).

Proposal 2. Approval of the ratification proposal requires the affirmative vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and which have actually voted (the number of shares voted “FOR” the ratification proposal must exceed the number of votes cast “AGAINST” the ratification proposal).
Proposal 3. Approval of the 2018 compensation proposal (on a non-binding advisory basis) requires the affirmative vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and which have actually voted (the number of shares voted “FOR” the 2018 compensation proposal must exceed the number of votes cast “AGAINST” the 2018 compensation proposal).
Proposal 4. Approval of the 2019 Omnibus Incentive Plan proposal requires the affirmative vote of the holders of a majority of our common stock having voting power present in person or represented by proxy and which have actually voted (the number of shares voted “FOR” the 2019 Omnibus Incentive Plan proposal must exceed the number of votes cast “AGAINST” the 2019 Omnibus Incentive Plan proposal).

Q:	What shares can I vote at the annual meeting?

A:
The Board has fixed the close of business on April 10, 2019, as the record date for the annual meeting. Only holders of record of the outstanding shares of our common stock at the close of business on the record date for the annual meeting are entitled to vote at the annual meeting or any adjournments thereof.

As of the close of business on the record date for the annual meeting, we had 1,407,315,543 shares of common stock, par value $0.01 per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of our common stock on all matters properly brought before the annual meeting.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the annual meeting or any adjournment thereof is necessary to constitute a quorum to transact business.

Abstentions and broker non-votes (shares held by brokers, trustees or other nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted as present at the annual meeting for the purpose of determining whether a quorum is present. If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee or other nominee as to how to vote these shares on Proposal 1 (the election proposal), Proposal 3 (the 2018 compensation proposal), or Proposal 4 (the 2019 Omnibus Incentive Plan proposal), the broker, trustee or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your broker, trustee or other nominee so your vote can be counted. With respect to Proposal 2 (the ratification proposal), the broker, trustee or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Q:	How can I vote my shares at the annual meeting?

A:
Although we encourage you to complete and return a proxy prior to the annual meeting to ensure that your vote is counted, you can virtually attend the annual meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/KDP2019. You will need your control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the annual meeting. If you vote by proxy prior to the annual meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

Q:	How can I vote my shares without attending the virtual annual meeting?

A:
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted by proxy without attending the virtual annual meeting. There are three ways to vote by proxy:

By Internet — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.
By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares, but not stockholders of record, living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on the voting instruction form provided by their broker, trustee or nominee. Those stockholders should check the voting instruction form for telephone voting availability.
By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.
Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on June 6, 2019. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the annual meeting will be processed, but votes received the day of the annual meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in the election proposal, (ii) FOR the ratification proposal, (iii) FOR the 2018 compensation proposal, and (iv) FOR the 2019 Omnibus Incentive Plan proposal.

Q:	What if I want to change my vote?

A:	At any time prior to the completion of voting at the annual meeting, you may change your vote either by:

•	giving written notice to our Corporate Secretary revoking your proxy;

•	by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. Eastern Daylight Time on June 6, 2019;

•	by a later-dated mailed proxy received before the close of the annual meeting on June 6, 2019; or

•	by voting online at the annual meeting.

Q:	When and where is the virtual annual meeting?

A:
The annual meeting will be held virtually on June 7, 2019, at 11:00 a.m., Eastern Daylight Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Q:	How do I attend the annual meeting virtually?

A:
We will host the annual meeting live online. Any stockholder can attend the annual meeting live online at www.virtualshareholdermeeting.com/KDP2019. The webcast will start at 11:00 a.m. Eastern Daylight Time. Stockholders may vote and submit questions while attending the annual meeting online. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to attend the annual meeting live online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/KDP2019. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process.
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	Why is the annual meeting a virtual, online meeting?

A:
Our annual meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

Q:	How is KDP distributing proxy materials?

A:
We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about [●], 2019, we mailed to our shareholders (other than those who previously requested email or paper delivery) the Notice containing instructions on how to access the proxy materials via the Internet. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote by going to a secure website.

If you received the Notice by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, follow the instructions in the Notice for making this request.
If you received the Notice by mail and would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice for making this request.

Q:	What should I do if I receive more than one copy of the proxy materials?

A:
You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a broker, trustee or another nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

Q:	Who will pay for this solicitation?

A:
The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the annual meeting will be borne by us. We will request brokers, trustees or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the broker, trustee or other nominee and will reimburse such brokers, trustees or other nominees for their reasonable out-of-pocket expenses for such solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from the Carideo Group.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robert J. Gamgort, Ozan Dokmecioglu and James L. Baldwin, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

CORPORATE GOVERNANCE
Principles of Corporate Governance
On July 9, 2018, following the closing of the merger between a wholly owned subsidiary of Dr Pepper Snapple Group, Inc. (“DPS”) and Maple Parent Holdings Corp. (“Maple”), the parent company of Keurig Green Mountain, Inc. (“KGM”), which resulted in the formation of Keurig Dr Pepper Inc. (the “DPS Merger”), the Board adopted principles of corporate governance (“Principles of Corporate Governance”). The Principles of Corporate Governance include, among other things, that the Board:

•	has oversight for the integrity of the Company’s financial statements and the Company’s financial reporting process;

•	has oversight for the Company’s processes for assessing and managing risk;

•	assesses the performance of the Chief Executive Officer and other senior management and sets their compensation;

•	establishes principles to assess the independence of directors and make an affirmative determination regarding the independence of each director annually;

•
has two standing committees – the Audit and Finance Committee (the “Audit Committee”) and the Remuneration and Nomination Committee (the “RemCo”), each with the power and authority to retain outside advisors; and

•	assesses Board and director performance.
In February 2018, the Board waived the mandatory retirement provision in the then-existing Corporate Governance Guidelines as it related to Mr. Sanders and agreed that he should continue as Chairman of the Board until the closing of the DPS Merger or, if the merger agreement was terminated, until the next annual meeting of the Company. Mr. Sanders resigned on July 9, 2018 in connection with the closing of the DPS Merger.
Our Principles of Corporate Governance are available on our website at www.keurigdrpepper.com under the Investors—Corporate Governance caption. The information provided on our website is not incorporated herein by reference unless expressly stated herein as such.
Code of Conduct
We are dedicated to earning the trust of our customers and investors, and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability and respect. The Board has adopted a Code of Conduct that applies to all employees and directors. Our Code of Conduct is posted on our website at www.keurigdrpepper.com under the Company — Ethics & Compliance — Code of Conduct captions. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable New York Stock Exchange (“NYSE”) rules regarding any amendment to, or waiver from, a provision of the Code of Conduct for our senior financial officers, including the chief executive officer, if any, either by posting such information on our website at www.keurigdrpepper.com under the Company — Ethics & Compliance – Code of Conduct caption or by filing a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”).
Director Independence
We have incorporated in our Principles of Corporate Governance the NYSE’s independence standards for evaluating the independence of each director on our Board. These standards are available in the “Investors” section of our website,

www.keurigdrpepper.com within the “Corporate Governance” subsection under the heading “Governance Documents.” Under these standards, a director is considered “independent” if the Board has determined that the director has no material relationship with the Company, either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

•
The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•
The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

•
(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who personally works on the Company’s audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•
The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company's compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

•
The director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues.

Our Board has determined that each of the following directors satisfies our independence standards and the independence standards of the NYSE: Mses. Hovde and Patsley and Messrs. Michaels and Singer. In connection with the independence determinations, the Board examined the Company’s relationship with BDT & Company (“BDT”) where Ms. Hovde, one of our directors, is a Partner. BDT was retained by Maple in January 2018 as a financial advisor in conjunction with the DPS Merger. Upon the successful closing of the DPS Merger, BDT became entitled to a $15.0 million transaction advisory fee. The Board determined that the relationship was not material since (i) the advisory fee was less than 2% of the consolidated gross revenues of BDT; (ii) the relationship with BDT was entered into between Maple and BDT prior to the closing of the DPS Merger; and (iii) the amounts were earned by BDT upon the closing of the DPS Merger, prior to Ms. Hovde’s appointment to the Board, at which time BDT’s engagement was completed.
Our Board determined that Mr. Gamgort does not qualify as independent due to his position as our Chief Executive Officer (“CEO”). Mr. Young served as our Chief Executive Officer through July 8, 2018 and therefore is not an independent director. Due to their roles with JAB Holding Company (“JAB”), our largest stockholder, Ms. Kamenetzky and Messrs. Goudet, Harf, and Simon are not currently determined to be independent. Due to their roles with Mondelēz International, Inc. (“Mondelēz”), a significant stockholder, Messrs. Van de Put and Pleuhs are not currently determined to be independent. In each instance, although these directors are not currently determined to be independent, they contribute greatly to the Board and the Company through their wealth of experience, expertise and judgment.
All of the directors who serve as members of the Audit Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements.

Controlled Company Status
Following the closing of the DPS Merger, KDP became a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual (“Section 303A”). Under Section 303A, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements.
KDP currently takes advantage of certain exemptions from corporate governance requirements provided in the NYSE rules for controlled companies. Specifically, as a controlled company, KDP is not required to have (1) a majority of independent directors, (2) a compensation committee composed entirely of independent directors, and (3) a corporate governance and nominating committee composed entirely of independent directors. KDP does not currently have a majority of independent directors and its RemCo does not consist entirely of independent directors. Accordingly, KDP’s stockholders are not afforded the same protections as stockholders of other companies that are required to comply with the independence rules of the NYSE. In the event that KDP ceases to be a controlled company, it will be required to comply with those requirements within specified transition periods.
The controlled company exemption does not modify the independence requirements for our Audit Committee, and KDP complies with the requirements of the NYSE rules with respect thereto.
Selection of Directors
Process
The Board is responsible for approving candidates for the Board. As discussed in the section “Board Committees and Meetings—Remuneration and Nomination Committee” beginning on page 12, the RemCo is responsible for the identification of candidates for the Board and making director recommendations to the Board. The RemCo will also consider director nominations by a stockholder made pursuant to the procedures set forth in our Amended and Restated By-Laws relating to stockholder nominations and as described under “Stockholder Proposals for 2020 annual meeting” on page 63.
Qualifications
The Board believes that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. In prospective directors our Board looks for a diverse range of skills, backgrounds and experiences such as leadership, consumer products, international and strategic planning experience; financial and accounting expertise; and corporate governance, governmental policy and regulatory experience. Pursuant to the terms of the agreement governing the DPS Merger, it was agreed that the Board following the closing of the DPS Merger would be initially comprised of twelve members, eight of which were appointed by Maple (including the two directors appointed by Mondelēz), two of which were appointed by DPS, and two of which were mutually agreed upon by Maple and DPS as "independent" directors under the rules of the NYSE.
The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.
Executive Sessions
Our non-employee directors meet regularly in executive sessions without members of management. Generally, the Chair of the RemCo will serve as Chair in these executive sessions. The committees of the Board also generally meet in executive session at the end of each committee meeting.
Attendance at Annual Meeting
We expect directors to attend the annual meeting absent unusual circumstances. All of the directors serving on our Board at the time attended the Annual Meeting of Stockholders in 2018.
Board Leadership and Role in Risk Oversight
The chairman of the Board and the chief executive officer titles are currently held by the same individual, Mr. Gamgort.

In July 2018, following the DPS Merger, the Company established separated chairman of the Board and the chief executive officer positions, and appointed Lambertus (Bart) Becht, a partner of JAB, as the Company’s Chairman of the Board and Mr. Gamgort as chief executive officer. However, following Mr. Becht’s resignation from the Board in January 2019, it was decided by the Board that Mr. Gamgort serve as both the chairman of the Board and the chief executive officer to confer advantages and efficiencies including those listed below:

•
By serving in both positions, the chairman of the Board and chief executive officer is able to draw on his or her detailed knowledge of the Company to provide the Board leadership in focusing its discussions and review of the Company’s strategy.

•	The structure allows for efficient decision making and heightened accountability.
The Board believes that it is in the best interest of the Company and its stockholders for Mr. Gamgort to serve as chairman and chief executive officer, considering the corporate governance practices providing oversight of management as set forth below.
The Board has overall responsibility for oversight of risk and has delegated to the Audit Committee the responsibility for the risk oversight process and oversight of financial and compliance risks. KDP management reports to the Audit Committee periodically on compliance, risk management and the oversight of risk management functions. The Audit Committee reports to the Board on its delegated responsibilities regarding risks. The RemCo is responsible for the assessment of risk in KDP’s compensation programs and reports to the Board on that assessment.
Communications with the Board
Any interested party may communicate with the Board, the chairman of the Board or the non-employee directors as a group on a Board-related issue by sending an email to ir@kdrp.com or sending a written communication to: Corporate Secretary, Keurig Dr Pepper Inc., 53 South Avenue, Burlington, MA 01803. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as sponsorship requests, licensing requests, annual report requests, business solicitations, advertisements, new product suggestions, brand and product comments and job inquiries. Any communication that is screened as described above will be made available to any director upon his or her request.
BOARD COMMITTEES AND MEETINGS
Audit and Finance Committee
From January 1, 2018 through July 9, 2018, the DPS Audit Committee was comprised of Mr. Alexander (Chair), Mr. Carrillo and Ms. Patsley. Upon and in connection with the closing of the DPS Merger on July 9, 2018, Messrs. Alexander and Carrillo resigned. From July 9, 2018 through December 31, 2018, the Audit and Finance Committee was comprised of Mr. Singer (Chair), Ms. Hovde and Ms. Patsley. On February 14, 2019 Mr. Michaels was appointed to the Audit Committee and Ms. Hovde was reassigned from the Audit Committee to the RemCo. Each of the directors who serves as an Audit Committee member is "independent" in accordance with applicable laws and regulations and as defined in the current NYSE listing standards. Upon consideration of the attributes of an audit committee financial expert as set forth in SEC regulations, the Board has determined that Mr. Singer, Ms. Patsley, and Mr. Michaels possess those attributes through their experience, and each was designated as an audit committee financial expert.
The Audit Committee is responsible for reviewing and approving an audit committee report included as part of this Proxy Statement and assisting the Board's oversight of:

•	the quality and integrity of KDP's financial statements and related disclosure (including the quality, adequacy and effectiveness of our internal controls);

•	KDP's compliance with all legal and regulatory requirements;

•	the independent registered public accountant's performance, qualifications and independence; and

•	the performance of KDP's internal audit function.

The Audit Committee has selected Deloitte as our independent registered public accounting firm for fiscal year 2019. On July 9, 2018, the Board approved the Audit Committee charter ("Audit Committee Charter"), a copy of which is available on our website at www.keurigdrpepper.com under the Investors - Corporate Governance-Committee Charters-Audit Committee Charter captions. The Report of the Audit Committee for our year ended December 31, 2018 is included in this Proxy Statement on page 27.
Remuneration and Nomination Committee
From January 1, 2018 through July 9, 2018, the DPS Compensation Committee was comprised of Ms. Szostak (Chair), Mr. Gutiérrez and Ms. Shive. Upon and in connection with the closing of the DPS Merger on July 9, 2018, Mses. Szostak and Shive and Mr. Gutiérrez resigned. From January 1, 2018 through July 9, 2018, the DPS Governance and Nominating Committee was comprised of Mr. Sanders and Mr. Rogers. Upon and in connection with the closing of the DPS Merger on July 9, 2018, Mr. Sanders and Mr. Rogers resigned and the Board combined the duties of the compensation and nominating committees into the consolidated RemCo. From July 9, 2018 through December 31, 2018, the RemCo was comprised of Mr. Harf (Chair), Mr. Becht, Mr. Michaels and Mr. Van de Put. Following Mr. Becht’s resignation from the Board on January 12, 2019, Ms. Hovde was appointed to the RemCo on February 14, 2019. As discussed above, KDP is a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and takes advantage of an exemption from the requirement that its nominating and compensation committees consist entirely of independent directors.
The RemCo is responsible for, among other things:

•
reviewing and approving individual and corporate goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of those goals and objectives, and setting the chief executive officer’s remuneration level based on this evaluation;

•	determining the compensation levels of our other executive officers, after consultation with the chief executive officer;

•	approving and administering our executive compensation program;

•	reviewing and making recommendations to our Board with respect to the remuneration of all directors;

•	assessing the results of the Company’s most recent advisory vote on executive compensation;

•	administering our employee benefit plans, including our equity-based and incentive compensation plans;

•	reviewing and discussing with management our Compensation Discussion and Analysis for inclusion in our Proxy Statement or annual report, in accordance with applicable regulations; and

•	managing the appointment, compensation and oversight of work performed by outside advisors to the RemCo.
Information regarding the processes and procedures followed by the RemCo in considering and determining executive compensation is provided under the heading “Compensation Discussion and Analysis” beginning on page 28.
On July 9, 2018, the Board approved the RemCo charter, a copy of which is available on our website at www.keurigdrpepper.com under the Investors — Corporate Governance — Committee Charters — Remuneration and Nomination Committee Charter captions. The RemCo Report is included in this Proxy Statement on page 40.
The RemCo has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The RemCo annually evaluates the performance of its executive compensation consultant and, based on that evaluation, retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to assist the RemCo with its responsibilities related to KDP’s 2018 executive officer and Board compensation programs. Pearl Meyer’s fees for executive compensation consulting to the RemCo in our year ended December 31, 2018, were approximately $35,570.
Certain policies and procedures are in place to assure the independence of Pearl Meyer and the Pearl Meyer consultants assigned to KDP, including:

•
Pearl Meyer’s consultants assigned to KDP (i) have no personal or business relationship with any member of the RemCo, other than to provide executive consulting services, (ii) own no shares of KDP common stock, nor do any of their immediate family members own KDP common stock, and (iii) have no business or personal relationships with any executive officer of KDP;

•	none of our executive officers have indicated they have any business or personal relationship with Pearl Meyer or the Pearl Meyer consultants assigned to KDP;

•	the RemCo has the sole authority to retain and terminate the executive compensation consultant;

•	the Pearl Meyer consultants assigned to KDP have direct access to the RemCo without management involvement;

•	the RemCo evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	the protocols for the engagement (described below) limit how the consultant may interact with management.
While it is necessary for Pearl Meyer’s consultants to interact with management to gather information, the RemCo has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in Pearl Meyer’s engagement letter. This approach protects the RemCo’s ability to receive objective advice from the consultant so that the RemCo may make independent decisions about executive pay by KDP.
Based on the analysis by Pearl Meyer of its independence under the six factors set forth in the rules promulgated by the SEC, the RemCo’s review of Pearl Meyer’s analysis and the policies and procedures set forth above, the RemCo is confident that the advice it receives from the executive compensation consultant is objective and not influenced by Pearl Meyer’s or its affiliates’ relationships with KDP.
2018 Meetings
Pre-DPS Merger
From January 1, 2018 through July 8, 2018 there were twelve (12) meetings of the Board. From January 1, 2018 through July 8, 2018, there were four (4) meetings held by the Audit Committee, along with one (1) executive session of the Audit Committee to meet with our independent registered public accounting firm, our chief financial officer, our senior vice president-controller, the vice president of corporate audit and our general counsel (in one executive session); four (4) meetings were held by the Compensation Committee, along with one (1) executive session held by the Compensation Committee; two (2) meetings held by the Corporate Governance and Nominating Committee and one (1) executive session held by the Corporate Governance and Nominating Committee; two (2) meetings held by the Special Award Committee; and no meetings held by the Capital Transaction Committee. Any unanimous written consent is counted as a meeting. From January 1, 2018 through July 8, 2018, the Board acted five (5) times by unanimous written consent, the Compensation Committee acted two (2) times by unanimous written consent, the Corporate Governance and Nominating Committee acted one (1) time by unanimous written consent, and all meetings of the Special Award Committee were by unanimous written consent.
Post-DPS Merger
From July 9, 2018 through December 31, 2018 there were four (4) meetings of the Board. From July 9, 2018 through December 31, 2018, there were four (4) meetings held by the Audit Committee, along with two (2) executive sessions of the Audit Committee to meet with our independent registered public accounting firm, our chief financial officer, and our senior vice president-controller (in one executive session); and four (4) meetings held by RemCo.
In 2018 each incumbent director attended at least 75% of the meetings of the Board and the Board committees of which each was a member during his or her respective tenures.

COMPENSATION COMMITTEE INTERLOCKS
Ms. Szostak (Chair), Mr. Gutiérrez and Ms. Shive served on the DPS Compensation Committee from January 1, 2018 until the closing of the DPS Merger. From the closing of the DPS Merger on July 9, 2018 through December 31, 2018 Messrs. Harf (Chair), Becht, Michaels and Van de Put served on the RemCo. Following Mr. Becht’s resignation on January 12, 2019, Ms. Hovde was appointed to the RemCo on February 14, 2019. No person who was a member during any part of 2018 of the DPS Compensation Committee, prior to the DPS Merger, or the RemCo, following the DPS Merger, was an officer or employee of ours or any of our subsidiaries. None of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any officers of such other entity served either on our Board or on our Compensation Committee or RemCo.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Policy and Process
KDP has adopted a Related Person Transactions Policy which governs any transaction or proposed transaction involving (i) any of our directors, nominees for director, or executive officers (or any immediate family members of the foregoing); (ii) any security holder beneficially owning 5% or more of the voting securities of KDP (or any of its immediate family members or affiliate of such stockholder or any of its or their respective directors (a “5% security holder)); and (iii) any security holder of Acorn Holdings B.V. (“Acorn”) beneficially owning 10% or more of Acorn (or any immediate family member or affiliate of such stockholder or any of their respective directors) (each, an “Acorn Party”) (the individuals or entities identified in clauses (i) through (iii), a “Related Person”) and in which KDP was or is to be a participant and in which the amount involved exceeds $120,000 (a “Specified Transaction”). Under this Related Person Transactions Policy, directors and executive officers must notify the general counsel of the details of any proposed Specified Transaction that would be covered by the Related Person Transaction Policy. Following review, the general counsel presents to the Board or Committee, as applicable, for approval any Specified Transaction in which any Related Person is reasonably likely to have a direct or indirect material interest, in which case:

▪	the Board will review those transactions involving a director, director nominee, 5% security holder or Acorn, and

▪	the Audit Committee will review those transactions involving executive officers.
The Board or Audit Committee, as applicable, will approve only those transactions presented to it that are in, or are not inconsistent with, the best interests of KDP and its stockholders, as the Board or Audit Committee, as applicable, determines in good faith. In determining whether or not to approve a related person transaction, the Board or the Audit Committee, as appropriate, takes into account, among other factors it deems appropriate:

▪
whether the transaction was the product of fair dealing, which factors include the timing, initiation, structure and negotiations of the transaction, and whether the related person’s interest in such transaction was disclosed to the Company;

▪	the terms of the transaction and whether similar terms would have been obtained from an arms’ length transaction with a third party;

▪	the availability of other sources for comparable products or services; and

▪	the impact on a director’s independence if the related person is a director.
No member of the Board shall participate in any review, consideration or approval of any Specified Transaction with respect to which such member or any of his or her immediate family members is the related person. In addition, our Code of Conduct governs the actions of our directors and employees, including conflicts of interest. See “Corporate Governance—Code of Conduct” on page 8.
The Related Person Transaction Policy adopted by the Board pre-approves the following types of related person transactions:

▪
a Specified Transaction with a third party entity (other than a 5% security holder or an Acorn Party) in which a director of the Company is an officer or other employee of the third party entity, or his or her immediate family member is an executive officer of the third party entity, (a) in which the third party entity has received payments or other consideration from the Company for property or services or has made payments to the Company for property or services and the amount of such payments in each of the last three fiscal years is less than the greater of $1 million or 2% of either entity’s consolidated gross revenues; or (b) in which the third party entity is indebted to the Company, or the Company is indebted to the third party entity, and, in each case, the total amount of one entity’s indebtedness is less than 2% of the total consolidated assets of either entity as of the end of the previous fiscal year.

▪
a Specified Transaction with a tax-exempted organization (other than a 5% security holder or an Acorn Party) of which an executive officer or director of the Company is an officer, trustee, director or is otherwise affiliated, and to which the Company made, within the preceding three fiscal years, contributions in any fiscal year that were less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues.

▪
a Specified Transaction involving the ownership of a class of equity securities of the Company and all holders of that class of equity securities receive the same benefit on a pro rata basis, unless the holders are a 5% security holder or an Acorn Party.

▪	a Specified Transaction where the rates or charges involved are determined by competitive bids.

▪	a Specified Transaction involving the rendering of services as a common contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority.

▪	a specified Transaction involving the rendering of services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
Certain Related Person Transactions
Commercial Arrangements with JAB Related Persons
KDP has commercial arrangements with Peet’s Coffee & Tea, Inc. (“Peet’s”), Caribou Coffee Company, Inc. (“Caribou”), Panera Bread Company (“Panera”), Einstein Bros Bagels (“Einstein Bros”), and Krispy Kreme Doughnuts Inc. (“Krispy Kreme”). KDP’s largest stockholder, JAB, also has controlling investments in Peet’s, Caribou, Panera, Einstein Bros and Krispy Kreme.
KDP manufactures portion packs containing a selection of coffee and tea varieties under Peet’s brands for sale in the U.S. and Canada. As part of this agreement, Peet’s issues purchase orders to the Company for portion packs to be supplied to Peet’s and sold in select channels. In turn, the Company places purchase orders for Peet’s raw materials to manufacture portion packs for sale by the Company in select channels. As described below, KDP also entered into an agreement with Peet’s in 2018 to exclusively distribute and sell its ready-to-drink beverages.
KDP also licenses the Caribou and Krispy Kreme trademarks for use in the Keurig system in the Company owned channels.
Restaurant Transactions include transactions with Caribou, Panera, Einstein Bros and Krispy Kreme. KDP sells various beverage concentrates and packaged beverages to these companies.
Related Person Transactions Reviewed in 2018
The disinterested members of the Board reviewed and approved the following transaction in 2018 under its Related Person Transaction Policy:

▪
A distribution agreement with Peet’s for KDP to exclusively distribute and sell Peet’s ready-to-drink beverage products in the U.S. and Canada (subject to certain excluded accounts and non-exclusive channels).

The Board did not review the following transaction in 2018 under its Related Person Transaction Policy because the office of the General Counsel determined that the transaction did not represent a direct or indirect material interest to either party:

▪
An amendment to KDP’s existing fountain agreement with Panera because it was already in place between the parties and the terms being amended did not materially change any terms of the underlying agreement.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees
Each of our directors is elected annually. The terms of each of the directors will expire at the next annual meeting of stockholders following the fiscal year ended December 31, 2019. The RemCo has reviewed the background of all of our nominees for director and determined that they individually possess the personal and professional attributes necessary to be a director. Further, the RemCo has reviewed the experience of the members of the Board and determined that they collectively possess the qualifications and skills necessary for the Board.
Set forth below is detailed biographical information for each of the nominees for director and a summary of the qualifications and skills demonstrated by each director’s experience (ages are as of the date of the annual meeting).
Robert Gamgort
Mr. Gamgort, age 56, has served as one of our directors since July 2018 and as our Executive Chairman of the Board since January 2019. Mr. Gamgort has served as our President and Chief Executive Officer since July 2018, and prior to the closing of the DPS Merger, served as the President and Chief Executive Officer of Keurig Green Mountain, Inc. ("KGM") beginning in May 2016. Mr. Gamgort has served as a director of Wayfair Inc. since February 2015. Mr. Gamgort has enjoyed a 30+ year career in consumer products, progressing through marketing, sales, strategy and general management roles at Kraft Foods, Inc., as President of Major League Baseball Proprieties, North American President of Mars, Inc. and CEO of Pinnacle Foods (NYSE: PF), prior to joining KGM. Mr. Gamgort received a BA from Bucknell University and an MBA from the Kellogg Graduate School of Management at Northwestern University.
Mr. Gamgort, our Chief Executive Officer, President and Executive Chairman of the Board, has extensive senior level executive experience, over 30 years of experience in the consumer products industry and substantial marketing and general management experience. In addition, Mr. Gamgort has significant experience overseeing transformational mergers and integrations. In light of his background and experience, we believe Mr. Gamgort is also well qualified to serve as Chairman of our Board.
Olivier Goudet
Mr. Goudet, age 54, has served as one of our directors since July 2018. From March 2016 until the closing of the DPS Merger, Mr. Goudet served as a director on the board of Maple Parent Holdings Corp., Keurig Green Mountain, Inc.'s ("KGM") parent company, from March 2016 until July 2018. Mr. Goudet is currently Managing Partner and Chief Executive Officer of JAB Holding Company, a position he has held since 2012. He serves as Chairman of the Board of Jacobs Douwe Egberts, Peet’s Coffee & Tea, Inc., Panera Bread Company, Pret A Manger and Krispy Kreme Doughnuts, Inc. He is also a Director of Caribou Coffee Company / Einstein Noah, Espresso House and Coty, Inc. He also serves as Chairman of the Board of Anheuser-Busch InBev SA/NV. He is the former Executive Vice President and Chief Financial Officer of Mars, Inc. and served as an independent advisor to the Mars, Inc. Board of Directors. Mr. Goudet began his career at Mars, Inc., serving on the finance team of its French business and held several senior executive positions at the VALEO Group, including Group Finance Director. Mr. Goudet holds a degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance.
Mr. Goudet brings to our Board extensive financial expertise and senior executive experience, including experience in strategic planning and leadership of complex organizations, as well as significant governance and oversight experience attained through his tenure as a director of several public companies. In addition, Mr. Goudet has significant experience overseeing transformational mergers and integration. In addition, Mr. Goudet has significant experience in the consumer packaged goods and coffee industries.

Peter Harf
Mr. Harf, age 73, has served as one of our directors since July 2018 and serves as Chair of our RemCo. From March 2016 until the closing of the DPS Merger, Mr. Harf served as a director on the board of Maple Parent Holdings Corp., Keurig Green Mountain, Inc.'s ("KGM") parent company, from March 2016 until July 2018. Mr. Harf is Managing Partner and Chairman of JAB Holding Company (“JAB”), having joined JAB in 1981, and Managing Director of Lucresca and Agnaten, both privately-owned holding companies affiliated with JAB. He serves as Chairman of the Board of Coty Inc. (“Coty”) and Espresso House Holding AB. Mr. Harf is also a Director of Jacobs Douwe Egberts, Peet’s Coffee & Tea, Inc., Panera Bread Company, Pret A Manger, Caribou Coffee Company/Einstein Noah and Krispy Kreme Doughnuts, Inc. Mr. Harf is co-founder and Executive Chairman of Delete Blood Cancer DKMS. Previously, he served as Chief Executive Officer of Coty, Deputy Chairman of Reckitt Benckiser and Chairman of Anheuser-Busch InBev SA/NV. Mr. Harf holds an MBA degree from Harvard Business School and a Diploma and a Doctorate in Economics from the University of Cologne in Germany.
Mr. Harf brings to our Board extensive executive and management experience, including operating, strategic planning and international business experience, as well as significant governance and oversight experience attained through his tenure as a director of several public companies. In addition, Mr. Harf has significant experience in the coffee industry.
Genevieve Hovde
Ms. Hovde, 34, has served as one of our directors since July 2018. Prior to the closing of the DPS Merger, from March 2016 until July 2018 Ms. Hovde was a Board Observer of Maple Parent Holdings Corp., Keurig Green Mountain, Inc.'s parent company. Ms. Hovde currently serves as Partner at BDT & Company ("BDT"). She also serves on the Investment Committee of BDT Capital Partners, LLC and as a Board Observer of Jacobs Douwe Egberts and Peet's Coffee & Tea, Inc. BDT Capital Partners is a substantial indirect stockholder of KDP through its interests in Acorn Holdings B.V., the parent company of Maple Parent Holdings Corp. Prior to joining BDT in 2010, Ms. Hovde served as an Analyst in the Financial Institutions Group of J.P. Morgan’s Investment Banking Coverage division. Ms. Hovde holds a BS in Commerce, with concentrations in Finance and Accounting, from the University of Virginia’s McIntire School of Commerce.
Ms. Hovde has substantial banking and transactional experience, financial acumen developed from her banking experience, and experience in financial analysis.
Anna-Lena Kamenetzky
Ms. Kamenetzky, age 43, has served as one of our directors since July 2018. Prior to the closing of the DPS Merger, Ms. Kamenetzky served as a director on the board of Maple Parent Holdings Corp., Keurig Green Mountain, Inc.'s ("KGM") parent company, from March 2016 until July 2018. Ms. Kamenetzky is currently a Partner and Head of Business Development of JAB Holding Company and Co-Head of JAB Consumer Fund. She also serves as a Director of Jacobs Douwe Egberts and Coty Inc. Prior Director roles include then publicly-listed luxury shoe and accessories company Jimmy Choo, plc, private Japanese automotive supply company Niles, Corp. and private asset management firm Kleinwort Benson Investors Dublin Ltd. Her prior experience includes serving as Managing Director of RHJ US Management Inc. and serving in various different roles in the Investment Banking Division at Goldman Sachs in Frankfurt, New York and London between 2000 and 2007. Ms. Kamenetzky holds a double diploma in Business Administration from the Graduate School of Corporate Management (WHU) in Koblenz, Germany and L’Ecole de Management de Lyon, France.
Ms. Kamenetzky has substantial banking experience and significant experience working with global brands in the consumer products industry and experience overseeing transformational mergers and integrations, as well as significant governance and oversight experience attained through her tenure as a director of several public and private companies. In addition, Ms. Kamenetzky has significant experience in the coffee industry.

Paul S. Michaels
Mr. Michaels, age 67, has served as one of our directors since July 2018. Mr. Michaels is the former Global President of Mars, Inc. (“Mars”) from 2004 to 2015 and currently serves as a Director of Coty, Inc. and Krispy Kreme. Before joining Mars, Mr. Michaels spent 15 years at Johnson & Johnson building many of the company’s flagship brands, such as Band-Aid Brand Adhesive Bandages, REACH Toothbrushes and JOHNSON’S Baby Shampoo. He began his career at The Procter & Gamble Company. Mr. Michaels holds a BA from the University of Notre Dame.
Mr. Michaels brings to our Board senior executive leadership experience as well as demonstrated expertise and creativity in launching, building and supporting global brands in the consumer products industry, as well as financial acumen developed through his extensive executive experience. He has been designated by the RemCo as a financial expert under SEC regulations.
Pamela H. Patsley
Ms. Patsley, age 62, has served as one of our directors since April 2008. From January 2009 until her retirement in February 2018 she served in various roles at MoneyGram International, Inc. (“MGI”). From January 2016 until February 2018 she served as Executive Chairman of MGI, but in that role had no executive officer responsibilities. From September 2009 to December 2015 Ms. Patsley served as Executive Chairman and Chief Executive Officer of MGI, and from January 2009 until September 2009 she served as Executive Chairman. Previously, Ms. Patsley served as Senior Executive Vice President of First Data Corporation from 2000 to 2007 and President of First Data International from 2002 to 2007. She retired from those positions in 2007. From 1991 to 2000, she served as President and Chief Executive Officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as Chief Financial Officer of First USA, Inc. In addition to her Chairman’s role at MGI, Ms. Patsley has served on the board of directors of Texas Instruments Incorporated since 2004 to present, where she formerly served as Chair of the Audit Committee; since January 2017 she has served on the board of directors of Hilton Grand Vacations, Inc., where she is Chairman of the Audit Committee; and since June 2018 she has served on the board of directors of ACI Worldwide, Inc. Ms. Patsley served on the board of directors of Molson Coors Brewing Company from 1996 to 2009; Pegasus Solutions, Inc. from 2002 to 2006; and Paymentech, Inc. from 1995 to 1999. Ms. Patsley received a BS in accounting from the University of Missouri.
Ms. Patsley has extensive leadership experience as a chair and chief executive officer, chief financial officer and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her chief executive officer and chief financial officer experience, and extensive public company board experience (including audit committee chair experience). She has been designated by the RemCo as a financial expert under SEC regulations.
Gerhard Pleuhs
Mr. Pleuhs, age 62, has served as one of our directors since July 2018. Prior to the closing of the DPS Merger, Mr. Pleuhs served as a director on the board of Maple Parent Holdings Corp., Keurig Green Mountain, Inc.’s ("KGM") parent company, from March 2016 until July 2018. Mr. Pleuhs currently serves as Executive Vice President & General Counsel of Mondelēz International, Inc., assuming the role at Kraft Foods Inc. (“Kraft”), Mondelēz’s predecessor company, in 2012. In this role, Mr. Pleuhs has global oversight of the legal and compliance and corporate and government affairs functions. Mr. Pleuhs previously held several predominantly legal leadership positions at Kraft at corporate, regional and local business levels in developing and emerging markets. He currently also serves as a Director of Jacobs Douwe Egberts. He began his career at Jacobs Kaffee Deutschland GmbH, prior to its acquisition by Altria Group, Inc. Mr. Pleuhs has a law degree from the University in Kiel.
Mr. Pleuhs brings to our Board significant experience working with global brands in the consumer products industry and overseeing transformational mergers and integration, supplemented by extensive international legal and transactional experience, as well as expertise in corporate governance issues, policies and best practices.

Fabien Simon
Mr. Simon, age 47, has served as one of our directors since January 2019. Mr. Simon became a Partner and Chief Financial Offer of JAB Holding Company (“JAB”) in January 2019. He also serves as a Director of Jacobs Douwe Egberts, Peet’s Coffee & Tea, Inc. and Krispy Kreme Doughnuts, Inc. Before joining JAB Mr. Simon served as Chief Financial Officer of Jacobs Douwe Egberts from 2014 to 2018. Prior to that role, Mr. Simon spent 14 years at Mars, Inc. in multiple finance and business transformation positions, including Corporate Finance Staff Officer and Chief Financial Officer for Asia-Pacific, and European Vice President and Chief Financial Officer for Pet-Care. He began his career in 1993 at VALEO Group, where he held multiple management roles, including Finance Director. Mr. Simon has a MS in Finance & Accounting (MSTCF) from the UPJV - University of Picardy Jules Verne, and a national certificate of Finance and Accounting (DECF).
Mr. Simon has extensive senior level executive leadership experience in financial positions, substantial management experience, and financial acumen developed from his career in various finance roles. In addition, Mr. Simon has significant experience in the consumer packaged goods and coffee industries.
Robert Singer
Mr. Singer, age 67, has served as one of our directors since July 2018, and serves as Chair of the Audit and Finance Committee. From 2006 to 2009 he served as Chief Executive Officer of Barilla Holding S.p.A., an Italian food company, and before that he served as the President and Chief Operating Officer of Abercrombie and Fitch Co. from 2004 until 2005. He served as Chief Financial Officer of Gucci Group N.V. from 1995 to 2004. Mr. Singer started his career at Coopers & Lybrand in 1977. Mr. Singer also served as a director of Gianni Versace S.p.A. from 2009 to December 2016 and served as a director of Mead Johnson Nutrition from 2009 to June 2017. He has served on the board of Coty, Inc. ("Coty") since 2010 and currently serves as the Chair of the Audit and Finance Committee of Coty. He also serves as a director and chair of the audit committees of Tiffany & Co. since 2012, and Panera Bread Company since September 2017 and provides similar services to certain private companies affiliated with JAB Holding Company. Mr. Singer served as a senior advisor to CCMP Capital Advisors, LLC from 2011 to January 2016. He also served as Chairman of the audit committee of Jimmy Choo PLC from September 2014 to 2017. He received a BA degree from Johns Hopkins University, a MA degree in Comparative Literature from University of California, Irvine and graduated from New York University with a MS in Accounting.
Mr. Singer, the Chairman of the Audit Committee, has extensive operating, financial and executive experience as a former chief executive officer, financial acumen developed through his extensive executive experience, consumer product company experience and significant public company board experience (including audit chair experience). He has been designated by the RemCo as a financial expert under SEC regulations.
Dirk Van de Put
Mr. Van de Put, age 59, has served as a director since July 2018. Mr. Van de Put currently serves as Chief Executive Officer and a director of Mondelēz International, Inc. ("Mondelēz"), positions that he has held since November 2017, and as Chair of the Board of Mondelēz, a position he has held since April 2018. He previously served as President and Chief Executive Officer of McCain Foods Limited from July 2011 to September 2017, and as its Chief Operating Officer from May 2010 until July 2011. Mr. Van de Put also previously served in global and international leadership roles at Novartis Inc., including as President of the Global OTC Division from 2009 to 2010, and in a variety of roles at Groupe Danone from 1998 to 2009, including as President of the Americas Division and joint President of the Fresh Dairy Division. He began his career in sales and marketing at Mars, Inc., before joining The Coca-Cola Company where he became President of Coca-Cola Caribbean. Mr. Van de Put holds a doctorate in veterinary medicine from the University of Ghent, Belgium, and a post-graduate degree in marketing and management.
Mr. Van de Put has extensive senior level executive leadership experience in business and commercial operations in both emerging and developed markets. Mr. Van de Put has extensive leadership experience, including30 years of experience in the food and consumer package goods industry. Mr. Van de Put has significant public company board experience.

Larry D. Young
Mr. Young, age 64, has served as one of our directors since 2007. Mr. Young served as our President and Chief Executive Officer from October 2007 until the closing of the DPS Merger in July 2018. From October 2007 to May 2008, Mr. Young also served as President and Chief Executive Officer of Cadbury Schweppes Americas Beverages. Mr. Young joined Cadbury Schweppes Americas Beverages as President and Chief Operating Officer of the Bottling Group segment and Head of Supply Chain in 2006 after the acquisition of Dr Pepper/Seven Up Bottling Group, Inc. He had served as President and Chief Executive Officer of Dr Pepper/Seven Up Bottling Group since 2005. From 1997 to 2005, Mr. Young served as President and Chief Operating Officer of Pepsi-Cola General Bottlers, Inc. and Executive Vice President of Corporate Affairs at PepsiAmericas, Inc.
Mr. Young has extensive senior level executive experience as our former Chief Executive Officer, over 40 years of experience in the beverage industry and substantial sales and marketing experience.
The Board unanimously recommends that KDP stockholders vote “FOR” each of the director nominees listed in the election proposal.
DIRECTOR COMPENSATION
Non-Employee Director Compensation Prior to the DPS Merger
From January 1, 2018 until the closing of the DPS Merger, we compensated our non-employee directors as follows: an annual cash retainer of $100,000 and an annual equity award of RSUs with a value of $145,000. In addition, the chair of the Board, the chair of the Audit Committee and the chair of the Compensation Committee received an additional annual equity award of RSUs with a value of $140,000, $30,000 and $25,000, respectively. All of the RSUs granted to directors prior to the DPS Merger had a vesting period of three years from the date of grant; however, upon the closing of the DPS Merger each outstanding RSU was settled in exchange for (i) a number of shares of KDP common stock equal to the number of shares underlying such RSU (on a 1:1 basis) and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by the special cash dividend of $103.75 per share.
Non-Employee Director Compensation Following the DPS Merger
Non-employee directors receive compensation from us for their services on the Board and its committees. Mr. Gamgort, our only executive director following the closing of the DPS Merger on July 9, 2018, does not receive compensation for his services as a director.
Following the closing of the DPS Merger, we established the following compensation program for our non-employee directors for the remainder of 2018: an annual cash retainer of $100,000 (paid quarterly in arrears) and an annual equity award of KDP restricted stock units (“RSUs”) with a value of $160,000. In addition, the chair of the Audit Committee and the chair of the RemCo receive an additional cash retainer in the amount of $30,000 annually (paid quarterly in arrears).
Prior to his January 2019 resignation, our former Chairman of the Board, Mr. Becht, who was a non-employee director, was entitled to an annual cash retainer of $400,000 (paid quarterly in arrears) and an annual equity award of KDP RSUs with a value of $300,000.
All of the RSUs granted to directors following the DPS Merger vest five years from the date of grant.

Director compensation paid in our fiscal year ended December 31, 2018 was as follows:
Non-Employee Directors Compensation for Fiscal 2018

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)(3)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION(4)	TOTAL
David E. Alexander*	$75,000	$175,000	$—	$—	$—	$901,496	$1,151,496
Lambertus Becht(5)	100,000	300,000	—	—	—	—	400,000
Antonio Carrillo*	75,000	145,000	—	—	—	739,230	959,230
Olivier Goudet	25,000	160,000	—	—	—	—	185,000
José M. Gutiérrez*	75,000	145,000	—	—	—	440,606	660,606
Peter Harf	32,500	160,000	—	—	—	—	192,500
Genevieve Hovde(6)	25,000	160,000	—	—	—	—	185,000
Anna-Lena Kamenetzky	25,000	160,000	—	—	—	—	185,000
Paul S. Michaels	25,000	160,000	—	—	—	—	185,000
Pamela H. Patsley(7)	75,000	305,000	—	—	—	739,230	1,119,230
Gerhard Pleuhs(8)	25,000	160,000	—	—	—	—	185,000
Ronald G. Rogers*	75,000	145,000	—	—	—	739,230	959,230
Wayne R. Sanders*	75,000	285,000	—	—	—	1,376,797	1,736,797
Dunia A. Shive*	75,000	145,000	—	—	—	739,230	959,230
Robert Singer	32,500	160,000	—	—	—	—	192,500
M. Anne Szostak*	75,000	170,000	—	—	—	847,945	1,092,945
Dirk Van de Put(9)	25,000	160,000	—	—	—	—	185,000
Larry D. Young(10)	25,000	160,000	—	—	—	—	185,000

* Resigned July 9, 2018 in connection with the DPS Merger.

(1)	The amounts reported in the Fees Earned or Paid in Cash column reflect cash retainers earned in 2018. Following the DPS Merger, the directors are paid their cash retainers quarterly in arrears.

(2)
The amounts reported in the Stock Awards column reflect the grant date fair value associated with each respective director’s RSUs granted under the Omnibus Stock Incentive Plan of 2009 computed in accordance with FASB ASC Topic 718. Even though the RSUs may be forfeited, the amounts reported do not reflect this contingency.

(3)
The following table shows the aggregate number of outstanding RSUs for each non-employee director as of December 31, 2018. All of these awards vest five years from their respective grant dates. The RSUs that were granted to directors prior to the DPS Merger accelerated upon the closing of the DPS Merger in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such RSU (on a 1:1 basis), and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by the special cash dividend of $103.75 per share, as disclosed in the “All Other Compensation” column.

NAME	KDP RSUs
Lambertus Becht	12,433
Olivier Goudet	6,631
Peter Harf	6,631
Genevieve Hovde	6,631
Anna-Lena Kamenetzky	6,631
Paul S. Michaels	6,631
Pamela H. Patsley	6,631
Gerhard Pleuhs	6,631
Robert Singer	6,631
Dirk Van de Put	6,631
Larry D. Young	6,631

(4)
RSUs that were granted to directors prior to the DPS Merger accelerated upon the closing of the DPS Merger in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such RSU (on a 1:1 basis) and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by the special cash dividend of $103.75 per share.

(5)	Mr. Becht resigned from the Board on January 12, 2019. From July 9, 2018 until January 12, 2019 Mr. Becht served as Chairman of the Board.

(6)
Ms. Hovde is a Partner of BDT & Company. Ms. Hovde has agreed that she will not receive any separate compensation for serving as a director of KDP and will transfer to BDT Capital Partners any director compensation she receives from KDP, including any awards made pursuant to grants of RSUs. Ms. Hovde disclaims beneficial ownership of such RSUs except to the extent of her pecuniary interests therein.

(7)
Ms. Patsley served on our Board for all of fiscal 2018. Prior to July 9, 2018 directors were paid in advance for their service; following July 9, 2018 directors are paid in arrears for their service. Ms. Patsley’s total cash compensation of $75,000 during fiscal 2018 reflects this change in payment timing. Ms. Patsley received two annual equity grants in fiscal 2018 in connection with her service on our Board – a grant of RSUs on March 2, 2018 in an amount equal to $145,000 in connection with her service on our Board prior to the DPS Merger, and a grant of RSUs in September 2018 in an amount equal to $160,000 in connection with her service on our Board following the DPS Merger. Upon the closing of the DPS Merger each outstanding RSU was settled in exchange for (i) a number of shares of KDP common stock equal to the number of shares underlying such RSU (on a 1:1 basis) and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by the special cash dividend per share amount of $103.75.

(8)
Mr. Pleuhs is an officer of Mondelēz and serves on the Board of KDP as a nominee of Mondelēz, a stockholder of the Issuer. Mr. Pleuhs has agreed that he will not receive any separate compensation for serving as a director of KDP and will transfer to Mondelēz any director compensation he receives from KDP, including any awards made pursuant to grants of RSUs. Mr. Pleuhs disclaims beneficial ownership of such RSUs except to the extent of his pecuniary interests therein.

(9)
Mr. Van de Put is an officer of Mondelēz and serves on the Board of KDP as a nominee of Mondelēz, a stockholder of the Issuer. Mr. Van de Put has agreed that he will not receive any separate compensation for serving as a director of KDP and will transfer to Mondelēz any director compensation he receives from KDP, including any awards made pursuant to grants of RSUs. Mr. Van de Put disclaims beneficial ownership of such restricted stock units except to the extent of his pecuniary interests therein.

(10)
Mr. Young served as our Chief Executive Officer and President until July 9, 2018, at which time he resigned from that position in connection with the DPS Merger, but continued to serve on the Board. The “Non-Employee Directors Compensation for Fiscal 2018” table only reflects compensation received by Mr. Young in respect of his service as a non-employee director following the DPS Merger in 2018.

Based on a study performed by Pearl Meyer, the total non-employee director compensation program established following the DPS Merger for 2018 approximates our compensation peer group median.
There is currently no stock ownership requirement for our non-employee directors.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS
Other than Mr. Gamgort, who is the Chairman of the Board and whose business experience is summarized under “Proposal 1 – Election of Directors” on page 16, the following is a summary of the business experience of our executive officers (ages are as of the date of the annual meeting):
James L. Baldwin, Chief Legal Officer, General Counsel and Secretary, age 58, has served as our Chief Legal Officer, General Counsel and Secretary since July 2018. Prior to that Mr. Baldwin served as our Executive Vice President, General Counsel and Secretary since Dr Pepper Snapple Group, Inc.’s spin-off in May 2008. From July 2003 to May 2008, he served as Executive Vice President and General Counsel of Cadbury Schweppes Americas Beverages. From June 2002 to July 2003, he served as Senior Vice President and General Counsel of Dr Pepper/Seven Up, Inc., from August 1998 to June 2002 as General Counsel of Mott’s LLP and from March 1997 to August 1998 as Vice President and Assistant General Counsel of Dr Pepper/Seven Up, Inc. Mr. Baldwin graduated cum laude with BA in English from Washington & Lee University and earned his JD from Southern Methodist University.
Rodger L. Collins, President, Direct Store Delivery, age 61, has served as our President Direct Store Delivery since July 2018. Prior to that position he most recently served as the President of Packaged Beverages from February 2009 until July 2018. Mr. Collins previously served in various executive capacities with us and Cadbury Schweppes Americas Beverages, including President of Bottling Group Sales and Finished Goods Sales (September 2008 – February 2009), President of Sales for the Bottling Group (October 2007 – September 2008), Midwest Division President for the Bottling Group (January 2005 – October 2007), and Regional Vice President (October 2001 – December 2004).
Fernando Cortes, Chief Supply Chain Officer, age 43, has served as our Chief Supply Chain Officer since July 2018. Prior to that position he was most recently our Executive Vice President of Supply Chain, having first joined the Company in 2003. During his tenure at the Company, Mr. Cortes has held a variety of progressive leadership roles across Supply Chain and Operations. Mr. Cortes began his career with Procter & Gamble in Latin America, holding different positions in product supply and manufacturing plant operations. He received a bachelor’s degree in Industrial Engineering from Universidad Iberoamericana, Mexico City, and his MBA from Instituto Tecnológico Autónomo de México.
Ozan Dokmecioglu, Chief Financial Officer, age 47, has served as our Chief Financial Officer since July 2018. Prior to the DPS Merger Mr. Dokmecioglu served as the Chief Financial Officer of Keurig Green Mountain, Inc. (“KGM”) beginning in May 2016. Mr. Dokmecioglu joined KGM from Kellogg Inc. ("Kellogg"), where he served from 2012 until 2016 in the positions of Vice President Finance, Chief Financial Officer North America and as Vice President Finance, Chief Financial Officer Europe. Before joining Kellogg in 2012, Mr. Dokmecioglu built his career in finance leadership roles in the US, Europe, and Middle East with Kraft Foods Inc., Cargill Inc. and Arthur Andersen. Mr. Dokmecioglu holds a BS in Business Administration from the Middle East Technical University in Ankara, Turkey, and a certificate in Project Investment and Appraisal Management from Harvard University.
Herbert (Derek) Hopkins, Chief Commercial Officer, age 50, has served as our Chief Commercial Officer since July 2018. Prior to the DPS Merger, he was most recently Chief Integration Officer from February 2018 until July 2018, leading the DPS Merger and, prior to that, was President of Keurig Green Mountain, Inc.’s (“KGM”) U.S. business from 2015 until 2018. Prior to joining KGM in 2015 Mr. Hopkins spent 25 years in the beverage industry across the US, Canada and Europe. He has held a number of commercial, marketing and general management roles for companies including Bacardi Limited, The Coca-Cola Company, Anheuser-Busch InBev SA/NV, and Guinness Diageo. Mr. Hopkins holds a BBA from Texas Wesleyan University and has completed an Advanced Management Programs with INSEAD in Fontainebleau, France and The Wharton School of Business.

Brian (Andrew) Loucks, President, Keurig Appliances, age 43, has served as President of Keurig Appliances since July 2018. Prior to the DPS Merger, he served as the Senior Vice President, Beverage Brands from 2017 until 2018 for Keurig Green Mountain, Inc. (“KGM”) as well as serving as the interim President of the Keurig US Commercial business prior to the DPS Merger from February 2018 until July 2018. Prior to joining KGM in 2017, he held several leadership roles throughout North America beginning in 2002 at the Kellogg Company ("Kellogg"), including Vice President Marketing & Innovation and President, U.S. Frozen Foods, and Mr. Loucks was a member of the Global and North American Leadership Team. Prior to joining Kellogg in 2002, Mr. Loucks spent several years working in various sales and marketing roles within Unilever across food, personal care and home care categories. Mr. Loucks completed his studies in business administration at Wilfrid Laurier University, Waterloo, Canada and more recently completed the General Manager/Country Manager Executive Program at Harvard Business School.
Margaret (Meg) Newman, Chief Human Resources Officer, age 50, has served as our Chief Human Resources Officer since July 2018. Prior to the DPS Merger, Ms. Newman served as the Chief Human Resources Officer for Keurig Green Mountain, Inc. (“KGM”) since 2017. Prior to joining KGM, Ms. Newman served as Chief People Officer of Home Depot Supply. She previously held key human resources roles in Conseco Insurance and Sears Roebuck & Company. Ms. Newman is a Director of Core & Main, and is a member of the HR Leadership Forum, the Society for Human Resource Management and the HR Policy Association. Ms. Newman holds a BA in Psychology from Coe College and an MA in Liberal Arts from the University of Wisconsin.
Maria Sceppaguercio, Chief Corporate Affairs Officer, age 57, has served as our Chief Corporate Affairs Officer since July 2018. Prior to the DPS Merger Ms. Sceppaguercio served as Senior Vice President, Investor Relations for Keurig Green Mountain (“KGM”) since joining in 2018. Prior to joining KGM, Ms. Sceppaguercio was Senior Vice President of Investor Relations for Pinnacle Foods, having built the award-winning investor relations function for the company following their initial public offering. Prior to Pinnacle Foods, Ms. Sceppaguercio held senior positions in finance, corporate communications and investor relations at Ann Taylor and Revlon, Inc. She began her career at Nabisco, where she held senior management positions in finance, strategic and business planning and investor relations during her 18-year tenure. Ms. Sceppaguercio holds an MBA from Seton Hall University and a BS in Business Administration from Montclair State University.
Angela Stephens, Controller, age 58, has served as our Controller since July 2018. From 2008 until the closing of the DPS Merger, Ms. Stephens served as the Senior Vice President, Controller of Dr Pepper Snapple Group, Inc. (“DPS”). Prior to joining DPS, Ms. Stephens served in various controller, external audit, operational and consulting roles, including as Executive Vice President-Finance for ClubCorp, Inc. Ms. Stephens graduated summa cum laude with a BS in Business Administration in Accounting from Baylor University. She is a CPA in the state of Texas and member of the AICPA. Ms. Stephens is also a member of Financial Executives International and its Committee on Corporate Reporting.
James R. Trebilcock, Chief Concentrate and International Officer, age 61, has served as our Chief Concentrate and International Officer since July 2018. Prior to the DPS Merger, Mr. Trebilcock served as our Chief Commercial Officer from January 2016 to July 2018. From September 2008 to January 2016 he served as our Executive Vice President, Marketing. From Dr Pepper Snapple Group Inc.’s (“DPS”) spin-off in May 2008 to September 2008, Mr. Trebilcock served as our Senior Vice President — Marketing. From February 2003 to May 2008, Mr. Trebilcock served as the Senior Vice President — Consumer Marketing of Cadbury Schweppes Americas Beverages. Mr. Trebilcock held various positions in Cadbury Schweppes Americas Beverages and its predecessor businesses since July 1987. Mr. Trebilcock is a member of the board of directors of the Association of National Advertisers and the Cotton Bowl Classic and serves as president of the Dr Pepper Dallas Cup. Mr. Trebilcock is a graduate of Michigan State University where he holds a BA and an MBA in marketing.

CERTAIN BENEFICIAL OWNERS OF KDP COMMON STOCK
The following table sets forth, as of April 10, 2019, the record date for the annual meeting, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and Named Executive Officers and (iii) all of our executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table below is Keurig Dr Pepper Inc., 53 South Avenue, Burlington, MA 01803.

NAME	AMOUNT OF BENEFICIAL OWNERSHIP OF COMMON STOCK	PERCENT OF CLASS
BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK
Maple Holdings B.V.(1)	1,005,923,440	71.48%
Mondelēz International Holdings LLC(2)	191,631,181	13.62%
SECURITY OWNERSHIP OF DIRECTORS:
Olivier Goudet	20,000	*
Peter Harf(3)	178,200	*
Genevieve Hovde(4)	—	*
Anna-Lena Kamenetzky	—	*
Paul S. Michaels(5)	193	*
Pamela Patsley	20,032	*
Gerhard Pleuhs(6)	—	*
Fabien Simon	—	*
Robert Singer	38,501	*
Dirk Van de Put(7)	—	*
Larry D. Young	767,220	*
NAMED EXECUTIVE OFFICERS(8)
Robert Gamgort	2,409,994	*
Ozan Dokmecioglu(9)	1,060,397	*
Marty Ellen(10)	50,500	*
Rodger Collins	282,955	*
James J. Johnston(11)	86,656	*
James L. Baldwin	167,097	*
All other Executive Officers (6 persons)(12)	1,015,812	*
All Executive Officers and Directors as a Group (23 persons)(13)	6,097,557	*

*	Less than 1% of outstanding shares of Common Stock.

(1)
Based on a Schedule 13D filed by the stockholder with the SEC on July 19, 2018. Such stockholder has indicated that it beneficially owns 1,005,923,440 shares, and has shared voting and dispositive power with respect to 1,005,923,440 shares. Agnaten SE ("Agnaten") and Lucresca SE ("Lucresca"), each of which is a company with its registered seat in Austria, and JAB Holdings B.V., a Netherlands corporation, indirectly have voting and investment control over the shares held by such stockholder. Maple Holdings B.V. is a direct subsidiary of Acorn Holdings B.V. and an indirect subsidiary of Agnaten and Lucresca. Agnaten and Lucresca are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf and Olivier Goudet exercise voting and investment authority over the shares held by Maple Holdings B.V. Agnaten, Lucresca and Maple Holdings B.V. disclaim the existence of a "group" and disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Agnaten and Lucresca is Rooseveltplatz 4-5/Top 10, 1090 Vienna and the address of Maple Holdings B.V. and JAB Holdings B.V. is Oosterdoksstraat 80, Amsterdam 1011DK, The Netherlands.

(2)
Based on a Schedule 13D filed by Mondelēz International, Inc. with the SEC on July 19, 2018. Mondelēz International Holdings LLC is an indirect wholly-owned subsidiary of Mondelēz International, Inc. Such stockholder has indicated that it beneficially owns 191,631,181 shares, has shared voting and dispositive power with respect to 191,631,181 shares. Mondelēz International Holdings LLC is an indirect wholly-owned subsidiary of Mondelēz International, Inc. (“Mondelēz International”). The address of such stockholder is Three Parkway North, Deerfield, Illinois 60015.

(3)	21,400 shares are held by Mr. Harf’s spouse, and 156,800 shares are held by HFS Sarl. Mr. Harf has a pecuniary interest in the shares.

(4)
Ms. Hovde is a Partner of BDT & Company. Ms. Hovde has agreed that she will not receive any separate compensation for serving as a director of KDP and will transfer to BDT Capital Partners any director compensation she receives from KDP, including any awards made pursuant to grants of RSUs. Ms. Hovde disclaims beneficial ownership of such RSUs except to the extent of her pecuniary interests therein.

(5)
114 shares are owned by the Paul S. Michaels 1994 Trust. Mr. Michaels has a pecuniary interest in the trust. 79 shares are owned by the Arthur Street LLC, a limited liability company in which Mr. Michaels has a pecuniary interest.

(6)
Mr. Pleuhs is an officer of Mondelēz and serves on the Board of Directors of KDP as a nominee of Mondelēz International, a stockholder of the Issuer. Mr. Pleuhs has agreed that he will not receive any separate compensation for serving as a director of KDP and will transfer to Mondelēz any director compensation he receives from KDP, including any awards made pursuant to grants of restricted stock units. Mr. Pleuhs disclaims beneficial ownership of such restricted stock units except to the extent of his pecuniary interests therein.

(7)
Mr. Van de Put is an officer of Mondelēz International, Inc. and serves on the Board of Directors of KDP as a nominee of Mondelēz International, a stockholder of the Issuer. Mr. Van de Put has agreed that he will not receive any separate compensation for serving as a director of KDP and will transfer to Mondelēz International any director compensation he receives from KDP, including any awards made pursuant to grants of restricted stock units. Mr. Van de Put disclaims beneficial ownership of such restricted stock units except to the extent of his pecuniary interests therein.

(8)
Does not include the Company's former Chief Executive Officer, Mr. Young, who is a Named Executive Officer for fiscal 2018, as he is included above under the heading, "Security Ownership of Directors."

(9)
Includes 1,060,397 shares pledged to Morgan Stanley Private Bank, National Association, as the lending bank ("Morgan Stanley Private Bank"), by Mr. Dokmecioglu as security for margin loans and held by Morgan Stanley Private Bank for the benefit of Mr. Dokmecioglu. Morgan Stanley Private Bank is an affiliate of Morgan Stanley Smith Barney LLC, the record holder of the shares. Morgan Stanley Private Bank is a wholly owned subsidiary of the parent holding company, Morgan Stanley. Morgan Stanley and Morgan Stanley Smith Barney LLC may be deemed to beneficially own these shares. The address of this beneficial owner is 2000 Westchester Avenue, Purchase, NY 10577. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway, New York, NY 10036.

(10)
These shares are owned by Martin Robin Partners, L.P., a limited partnership in which Mr. Ellen has a pecuniary interest. This information is based on information provided by Mr. Ellen to the Company. The Company assumes no responsibility with respect to such information.

(11)	This information is based on information provided by Mr. Johnston to the Company. The Company assumes no responsibility with respect to such information.

(12)
Includes 32,250 shares pledged to Morgan Stanley Private Bank by Mr. Loucks as security for margin loans and held by Morgan Stanley Private Bank for the benefit of Mr. Loucks. Morgan Stanley Private Bank is an affiliate of Morgan Stanley Smith Barney LLC, the record holder of the shares. Morgan Stanley Private Bank is a wholly owned subsidiary of the parent holding company, Morgan Stanley. Morgan Stanley and Morgan Stanley Smith Barney LLC may be deemed to beneficially own these shares. The address of this beneficial owner is 2000 Westchester Avenue, Purchase, NY 10577. The address of Morgan Stanley and Morgan Stanley Smith Barney LLC is 1585 Broadway, New York, NY 10036.

(13)
In addition to the 1,060,397 shares pledged by Mr. Dokmecioglu as described in footnote 9 to this table, includes a total of 32,250 shares pledged by Mr. Loucks as described in footnote 12 to this table. This number includes the shares held by Messrs. Ellen and Johnston, who are Named Executive Officers for fiscal 2018 and former executive officers of the Company. Each of Messrs. Harf, Goudet and Simon and Ms. Kamenetzky disclaim beneficial ownership in any shares held by Maple Holdings B.V. except to the extent of any pecuniary interest therein. Each of Messrs. Gerd and Van de Put disclaim beneficial ownership in any shares held by Mondelēz except to the extent of any pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, certain officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation. We received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on our review of the reports and representations, we believe that all Section 16(a) reports were timely filed in 2018, except that a delay in Mr. Loucks’ broker reporting a transaction to the Company led to the late filing of a Form 4 for Mr. Loucks.
PROPOSAL 2 — APPROVAL OF THE RATIFICATION PROPOSAL
Deloitte has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2019, subject to ratification by our stockholders. Deloitte has served as the independent registered public accounting firm of DPS since 2006 and Maple since 2016, and has continued to serve as the independent registered public accounting firm of KDP since the closing of the DPS Merger. A representative of Deloitte is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
We are asking our stockholders to ratify the appointment of Deloitte as our registered independent public accounting firm as a matter of good corporate governance, even though ratification is not required by our Amended and Restated By-Laws, other governing documents or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte as our independent registered public accounting firm for fiscal year 2019. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2019 if it is determined that such a change would be in the best interests of KDP and its stockholders.
The Board unanimously recommends that KDP’s stockholders vote “FOR” the ratification proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in 000’s)	2018	2017
Audit Fees(1)	$8,222	$3,650
Audit-Related Fees	—	—
Tax Fees(2)	125	—
All Other Fees(3)	397	—
Total Fees	$8,744	$3,650

(1)
These amounts represent fees of Deloitte for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and debt offerings and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees. For 2018, this amount excludes approximately $1.4 million in Audit Fees paid by Maple to Deloitte prior to the closing of the DPS Merger on July 9, 2018 in connection with Deloitte's representation of Maple prior to the DPS Merger.

(2)	These amounts represent fees of Deloitte for professional services related to tax planning and tax advice.

(3)	These amounts primarily represent fees of Deloitte for finance transformation consulting services in 2018.
The Audit Committee approved all of our independent registered public accounting firm’s audit engagements for our fiscal year ended December 31, 2018. All audit and non-audit services provided to us by our independent registered public accounting firm are required to be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter, available on our website at www.keurigdrpepper.com under the Investors — Corporate Governance — Committee Charters — Audit Committee Charter captions.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of Mr. Singer (Chair), Mr. Michaels and Ms. Patsley. All of the Audit Committee members are “independent,” as defined in the current NYSE listing standards and the applicable rules of the Securities Exchange Act of 1934, as amended. Each of Mr. Singer, Mr. Michaels and Ms. Patsley meet the definition of “audit committee financial expert,” as defined in SEC Regulation S-K.
The Audit Committee charter, as revised and approved by the Board on July 9, 2018, sets forth the duties and responsibilities of the Audit Committee. The Audit Committee is primarily responsible for the oversight of the quality and integrity of KDP’s financial statements and related disclosures (including the quality, adequacy and effectiveness of our internal controls), KDP’s compliance with all legal and regulatory requirements, and the independent registered public accountant’s performance, qualifications and independence.
Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal controls over financial reporting and the performance of the internal audit function. The Audit Committee has reviewed and discussed KDP’s financial statements with management and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.
The Audit Committee engaged Deloitte as our independent registered public accounting firm for fiscal year 2018, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of KDP’s internal control over financial reporting and expressing an opinion on its effectiveness.

The Audit Committee has reviewed and discussed with Deloitte, with and without management present, the financial statement audit, its evaluation of effectiveness of internal controls over financial reporting and the overall quality of financial reporting and disclosure. Deloitte has delivered to the Audit Committee (i) the written disclosures and the letter required by the Public Company Accounting Oversight Board Accounting Standards (“PCAOB”) AS 1301: Communications with Audit Committees and (ii) the communication required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and informed the Audit Committee that, with respect to KDP, it is independent under the SEC rules and the independence requirements of the PCAOB. The Audit Committee has discussed with Deloitte the written disclosures and the letter regarding their independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 28, 2019.

Submitted by the Audit Committee of the Board:

Robert Singer (Chair)
Paul S. Michaels
Pamela H. Patsley
PROPOSAL 3 — APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules, we are asking stockholders to vote, on a non-binding advisory basis, to approve compensation paid to our Named Executive Officers (“NEOs”). Executive compensation is disclosed in our “Compensation Discussion and Analysis” (“CD&A”) and the tables and text following the CD&A.
We are committed to aligning executive compensation with KDP performance and increasing long-term stockholder value, and believe that our compensation program is competitive, stimulates business growth through long-term incentives, and further aligns the executives’ interests with those of the Company’s stockholders. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.
Resolution
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to KDP’s NEOs with respect to 2018, as disclosed pursuant to the compensation disclosure rules and regulations of the SEC, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”
Because your vote on this proposal is advisory, it will not be binding on the Board. However, the RemCo and the Board will consider the outcome of the vote when making future compensation decisions.
The Board unanimously recommends that KDP’s stockholders vote “FOR” the 2018 compensation proposal.
COMPENSATION DISCUSSION AND ANALYSIS
DPS Merger
On July 9, 2018, we successfully completed the DPS Merger, creating KDP, the seventh-largest company in the U.S. food and beverage sector and the third-largest beverage company in North America, with annual revenues in fiscal 2018, on a pro forma basis, of approximately $11 billion.

Given the transformational nature of the merger, we formulated a single compensation philosophy for the combined post-merger organization, but due to the mid-year timing of the closing, continued separate short-term management incentive plans for each legacy company for the remainder of 2018. In addition, since our two legacy companies operated on different fiscal years, following the closing we transitioned KGM’s fiscal year (generally October to September) to a calendar-year basis to be consistent with DPS’ historical fiscal year, and established a single fiscal year for the combined KDP moving forward of January 1 through December 31. This shift in KGM’s fiscal year created an additional quarter of short-term incentive compensation in fiscal 2018 for legacy-KGM employees, including Mr. Gamgort and Mr. Dokmecioglu.
Overview of Post-Merger Compensation Philosophy & Objectives
The overriding objective of our post-DPS Merger compensation programs for our NEOs is to encourage, reinforce and reward delivery of stockholder value.
Post-merger NEO compensation consists of base salary, annual cash incentive awards under our Short-Term Incentive Plan (“STIP”) and equity awards under our Long-Term Incentive Plan (“LTIP”), and our Executive Ownership Plan (“EOP”). We also provide certain benefits and perquisites in line with general practice. Variable pay under our STIP, LTIP and EOP has been and will continue to be the most significant element of our NEO compensation program.
Competitive Compensation
Our compensation program for our NEOs is designed to compensate them competitively to ensure that we attract and retain the right talent to deliver stockholder value. We generally review and consider the 50th percentile market pay level when assessing executive compensation, but pay decisions are based on a more comprehensive set of considerations such as company performance, individual executive performance, experience, internal equity, etc. We benchmark our compensation against a peer group of companies with whom we compete for key talent (the “Compensation Peer Group”), which is described more fully below.
Short-term Variable, Performance-Based Pay
The STIP is a key component of the post-DPS Merger compensation program for our NEOs. Our STIP is designed to stimulate achievement of business results by linking highly-leveraged annual cash incentives up to a pre-established maximum amount to the achievement of collective performance targets. These collective targets represent key business objectives that we believe drive Company performance and stockholder value. We believe that setting collective targets provides meaningful metrics, aligns the STIP with Company and divisional performance (through the use of the performance metrics described below), as applicable, and makes the administration of the STIP clear to its participants. We believe that the STIP encourages, reinforces and rewards delivery of stockholder value by linking highly-leveraged annual cash awards with the achievement of quantifiable performance measures.
There is one STIP for all NEOs beginning in 2019 which is based on KDP’s overall performance. Beginning in 2019 target STIP awards for each NEO are calculated as a percentage of such NEO’s base salary and may be multiplied by a factor ranging from zero to 3.1 times such target award. 100% of the NEO’s STIP payout will be based on the Company’s achievement with respect to collective financial performance criteria.
Long-term Equity-Based Compensation
To balance incentives to achieve short-term and long-term success, the post-DPS Merger compensation program for our NEOs also includes long-term equity-based compensation under the LTIP. We closely align the interests of our NEOs with those of our stockholders through a compensation program which pays a significant portion of total compensation in the form of equity-based long-term incentives. Long-term equity-based compensation provides direct alignment between the interests of our NEOs and stockholders. Generally, annual equity-based awards have five-year cliff vesting tied to continued employment with the Company to help ensure long-term retention of key executive talent.
Investment Programs
We strongly believe in encouraging stock ownership by our NEOs. We have designed certain equity compensation programs to promote stock ownership and investment in the Company in order to align the interests of our executives with those of our stockholders.
We adopted our Elite Investment Program (“Elite” or “Investment Program”) under our EOP at the closing of the DPS Merger, under which executives who elect to purchase shares of common stock of KDP (“KDP Common Stock”) at a required minimum ownership level receive a matching award of restricted stock units (“Matching RSUs”). These Matching RSUs generally have a five-year cliff vesting period tied to continued employment with the Company. Executives must fulfill the required minimum purchase of shares of KDP Common Stock within one-year following the election date to retain the executive’s Matching RSUs.

During 2018, our RemCo provided certain executives the ability to invest in the Elite program under our EOP. Executives who chose to enroll in Elite are assigned a minimum and maximum investment level corresponding to their job level and business scope. Participating executives receive Matching RSUs based on their investment commitment to purchase shares of KDP Common Stock. The Matching RSUs generally vest 100% on the fifth anniversary of the grant date, but are subject to forfeiture, in whole or in part, if the executive does not own and maintain his or her investment level (as described further below) of KDP Common Stock through the vesting date.
All NEOs who are current employees of the Company participate in Elite other than Mr. Collins. To retain incentive equity granted or purchased in Elite: our CEO must maintain a minimum ownership of shares of KDP Common Stock with a value equal to $25 million; our CFO must maintain a minimum ownership of shares of KDP Common Stock with a value equal to $11 million; and the other members of the KDP executive leadership team must purchase and/or maintain a minimum ownership of shares with a value between $1.8 million to $3 million.
“Say-on-Pay” Advisory Vote on Executive Compensation
The annual Say-on-Pay vote at the annual meeting of stockholders that occurred on June 29, 2018 passed with approximately 96.7% of the votes cast (i.e., votes cast “for” or “against”) in favor of the resolution. The RemCo considers this to be a strong indicator of support for the Company’s historical executive compensation program generally.  The RemCo believes that the changes to the executive compensation program implemented following the DPS Merger further align the interests of management with those of the stockholders.
We are committed to aligning executive compensation with KDP performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders. The next “Say-on-Pay” vote will occur at our 2020 annual meeting of stockholders.
Executive Summary
Our Named Executive Officers
Our NEOs for fiscal 2018 are:

•	Robert Gamgort, Executive Chairman, President and Chief Executive Officer

•	Larry Young, former President and Chief Executive Officer

•	Ozan Dokmecioglu, Chief Financial Officer

•	Martin Ellen, former Executive Vice President, Chief Financial Officer

•	James Baldwin, Chief Legal Officer, General Counsel and Secretary

•	Rodger Collins, President Direct Store Delivery

•	James Johnston, former President, Beverage Concentrates and Latin America Beverages

•	James Trebilcock, Chief Concentrate & International Officer
Messrs. Young, Ellen, and Johnston stepped down from their positions as executive officers of the Company in July 2018 in connection with the closing of the DPS Merger. Mr. Young remained on the Board following the closing of the DPS Merger as a non-executive director.

In accordance with SEC rules, this Proxy includes compensation for:

•
Messrs. Gamgort and Dokmecioglu for July 9, 2018 through December 31, 2018, the period of time in fiscal 2018 for which they were employees of and received compensation from the Company. The fiscal 2018 bonus payouts which each of Messrs. Gamgort and Dokmecioglu received reflects performance for all of KGM’s fiscal 2018 bonus period (October 2017 through September 2018) as well as an additional quarter bonus period from October 2018 through December 2018 which all eligible legacy-KGM employees received in order to align the short-term incentive period between legacy-KGM and legacy-DPS employees beginning on January 1, 2019;

•
Messrs. Young, Ellen, and Johnston in fiscal 2018, which reflects their resignations in July 2018 and severance payments (and Mr. Young’s continuing service as a non-employee director following the closing of the DPS Merger, as described in the “Director Compensation” section);

•
Messrs. Baldwin, Collins, and Trebilcock for the entire fiscal 2018. For Messrs. Collins and Trebilcock it also includes payments made in connection with the DPS Merger in lieu of any future change-in-control or severance payments.

Other Post-DPS Merger Governance Highlights
We believe our NEO compensation program follows best practices with respect to corporate governance and risk management, and includes the following principles:
Stock ownership required. We strongly believe in encouraging stock ownership by our NEOs. As described above, all of our current NEOs other than Mr. Collins participate in Elite.
No tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites, other than reimbursement for relocation expenses, are generally the responsibility of the NEOs. We do not provide tax gross-ups on any change-in-control benefits.
Incentives do not encourage excessive risk taking. In order to assess the risk inherent in the design of our compensation program, management regularly undertakes a comprehensive inventory of all plans and programs. In early 2018, prior to the closing of the DPS Merger and shortly following the closing of the DPS Merger, management reviewed each plan and program for risk features and presented its findings to the DPS Compensation Committee or the RemCo, as applicable. Based on this review, management and the RemCo believe that the nature of our business, and the material risks we face, are such that the compensation program we have put in place does not contain features that could potentially encourage excessive risk taking.
In addition, we continue to utilize multiple performance measures under the STIP to reduce the risk of over-concentration on a single business or financial metric. Our RSUs generally have five-year cliff vesting tied to continued employment with the Company, which encourages focus on the long-term value of our stock, aligns management’s and stockholders’ interests and discourages excessive risk taking to optimize short-term and non-sustainable performance.
No backdating or repricing of equity awards, including stock options. While we currently are not utilizing stock options as part of our compensation mix, repricing of stock options and issuing stock options at below market exercise prices are strictly prohibited by our equity incentive plan and any options we would grant must have an exercise price at least equal to the fair market value of our stock on the date of grant.
Independent external experts engaged for executive compensation information. Following the DPS Merger, the RemCo has engaged Pearl Meyer as its independent executive compensation consultant.
Perquisites. NEO perquisites are reasonable and do not represent a significant portion of each NEO’s total compensation.
Double-trigger equity award vesting upon a change of control. All active equity compensation plans and programs that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the LTIP and the Matching RSUs, require a “double-trigger,” which means that accelerated vesting of equity will only occur upon a termination of employment in connection with a change of control (and not solely as a result of the completion of a change in control transaction). The equity awards vest in full upon a qualifying termination in connection with a change of control.

Competitive Compensation and Peer Group Rationale
Pre-DPS Merger
In 2017, Mercer HR Services, LLC assisted the DPS Compensation Committee as an outside executive compensation consultant and reviewed potential peer companies for 2018. These pre-DPS Merger peers are companies operating in similar industries with whom we were most likely to exchange talent at the executive officer level based on certain criteria, including status as a public company, basis in the United States, branded consumer products focus, revenue proximity and market cap. Based on this peer selection methodology, the DPS Compensation Committee approved the following peer companies to use as a comparison in its pre-DPS Merger executive compensation decisions for 2018:

Brown-Forman Corporation	General Mills, Inc.	Molson Coors Brewing Company
Campbell Soup Company	The Hershey Company	Pinnacle Foods, Inc.
The Clorox Company	Hormel Foods Corporation	Post Holdings, Inc.
ConAgra Foods, Inc.	The J. M. Smucker Company	Treehouse Foods, Inc.
Constellation Brands, Inc.	Kellogg Company
Dean Foods Company	McCormick & Company, Incorporated
The pre-DPS Merger compensation program generally set cash compensation at median levels compared to the pre-DPS Merger peers and provided the opportunity to earn total direct compensation towards the 50th percentile of the pre-DPS Merger peer group based upon performance.
Post-DPS Merger
In 2018 following the closing of the DPS Merger, the RemCo engaged Pearl Meyer to provide information regarding competitive compensation peer group and compensation benchmarking data for NEO’s and executive-level positions, as well as information about market practices for equity compensation and plan governance. The RemCo assessed the independence of Pearl Meyer and concluded that Pearl Meyer is independent and no conflict of interest exists that would prevent Pearl Meyer from providing this information to the RemCo.
In establishing compensation for our NEOs, we consider the compensation practices of the Compensation Peer Group, which differs from the pre-DPS Merger peer group in certain respects. When making executive pay decisions, the RemCo considers the pay levels for similar roles among the Compensation Peer Group companies. In doing so, the RemCo considers a total compensation range between the 50th and 75th percentile as reasonable given the highly performance-leveraged pay mix and stretch performance goals in place at KDP.
The RemCo periodically reviews the companies included in the Compensation Peer Group. Following the closing of the DPS Merger, the RemCo adopted the historical peer group of KGM as KDP’s Compensation Peer Group the Company. The Compensation Peer Group includes the companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities.
Our post-DPS Merger 2018 Compensation Peer Group included the following companies:

Nestle S.A	Danone SA
The Procter & Gamble Company	Kellogg Company
PepsiCo, Inc.	Reckitt Benckiser Group plc
Anheuser-Bush InBev SA/NV	Diageo plc
Unilever PLC	Campbell Soup Company
The Coca-Cola Company	The Hershey Company
Mondelēz International, Inc.	McCormick & Company, Incorporated
The Kraft Heinz Company	Chocoladenfabriken Lindt & Sprungli AG
Compensation elements from the Compensation Peer Group are then regressed to size-adjust the data to reflect the relative revenue scope of the NEOs as compared to the Compensation Peer Group. The RemCo supplements the Compensation Peer Group data with Published Survey Data. The RemCo believes that using both the relative size-adjusted Compensation Peer Group and Published Survey Data provides a balanced approach to attract and retain highly talented employees.

Pearl Meyer reports directly to the RemCo, with input from certain members of senior management. All decisions with respect to the amount and form of NEO compensation under our executive compensation programs are made solely by the RemCo and may reflect factors and considerations other than the information provided by Pearl Meyer.
Elements of Post-Merger Compensation
The 2018 executive compensation program applicable to the continuing NEOs following the closing of the DPS Merger consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Compensation Peer Group analysis, adjusted from time to time to ensure market competitiveness	Cash	Except with respect to their own compensation, the Chief Human Resources Officer (“CHRO”) and the CEO recommend and the RemCo approves.
Annual Incentive	Collective performance as defined by the STIP or MIP metrics applicable to each NEO	Cash
Except with respect to their own compensation, the CHRO and the CEO recommend, and the RemCo approves: (i) NEO participation in the annual incentive program and (ii) corporate and business unit metrics. The RemCo determines performance against corporate and business unit metrics.

Long-Term Incentive	Compensation Peer Group analysis adjusted to reflect the total pool size	RSUs that cliff-vest five years from the date of grant	Except with respect to their own compensation, the CHRO and the CEO recommend target grant levels for each NEO, and the RemCo approves target grant levels.
Investment Program	NEO investment in Common Stock
Matching RSUs generally vest five years from the date of grant. Each award is subject to the NEO’s continuing employment with the Company and subject to full or partial forfeiture in the event that the NEO does not achieve and maintain a minimum level of KDP Common Stock ownership
Except with respect to their own compensation, the CHRO and the CEO recommend, and the RemCo approves target investment levels for each NEO.
Benefits and Perquisites	Constitute a minor portion of compensation while maximizing executives' focus on company operations
Base Salary
We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Consistent with our pay-for-performance philosophy, base salary did not account for more than 7% of any NEO’s fiscal 2018 actual total direct compensation on an annualized basis.

Salary levels are typically set and reviewed periodically by the RemCo (or, prior to the DPS Merger, the DPS Compensation Committee). Any salary increases are approved by the RemCo (or, prior to the DPS Merger, the DPS Compensation Committee) after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries, the RemCo (or, prior to the DPS Merger, the DPS Compensation Committee) considers external market conditions in addition to total direct compensation targets and personal performance. In fiscal 2018, none of the NEOs received an increase to base salary. Each NEO’s base salary for fiscal 2018 was as follows:

NEO	Base Salary
Robert J. Gamgort	$1,500,000
Larry D. Young	$1,150,000
Ozan Dokmecioglu	$800,000
Martin M. Ellen	$624,000
Rodger L. Collins	$627,000
James L. Baldwin	$496,500
James J. Johnston	$627,000
James Trebilcock	$519,000
Annual Incentive Compensation
In fiscal 2018, the Company maintained both legacy annual cash incentive programs for KGM (the “KGM 2018 STIP”) and the DPS Management Incentive Plan (the “DPS 2018 MIP”) for their respective legacy employees. As a result, in fiscal 2018 Messrs. Gamgort and Dokmecioglu received annual incentive plan payments under the KGM 2018 STIP, and Messrs. Young, Ellen, Johnston, Baldwin, Collins and Trebilcock received annual incentive plan payments under the DPS 2018 MIP. The performance metrics for each of these plans were based on the legacy company’s business and the payout levels were based on each legacy company’s respective performance in 2018.
Below is a summary of each NEO’s respective annual incentive program in 2018:
KGM 2018 STIP:
Plan Design
KGM 2018 STIP period ran from October 2017 to September 2018 and was based on legacy-KGM performance compared to the prior fiscal year for three metrics: Pod Volume Growth; Profit (measured as earnings before interest and taxes (“EBIT”)); and Net Working Capital. In December 2017, award targets were assigned by the Maple Compensation Committee to each of Messrs. Gamgort and Dokmecioglu and the following corporate performance award levels were determined for each metric: “Unacceptable,” “Marginal,” “Acceptable,” “Good” (Target), “Very Good,” and “Excellent.” If performance was at or below the Unacceptable level for the profit metric, the entire bonus payout would be zero. Performance results for each metric were multiplied together to determine the final payout.

			KGM 2018 STIP Metric Category(1)
	Target as % of Base Salary	Payout Opportunity	Growth (Pod Vol.)	Profit (EBIT)	Net Working Capital
NEO			Goal at "Good"	Goal at "Good"	Goal at "Good"
Robert Gamgort	125%	0%-310%	5.0% Growth	6.0% Growth	150 bps
Ozan Dokmecioglu	80%	0%-310%

(1)	All goals are based on growth / improvement over previous fiscal year.

Evaluation and Payment
Performance was measured against the established collective targets, which had been adjusted to eliminate the effect of changes in accounting principles, impairment of intangibles, the impact of discontinued operations, acquisition expenses, nonrecurring income/expenses and the impact of foreign currency rate fluctuations.

	KGM 2018 STIP Payout Multiple
Metric	Unacceptable	Marginal	Acceptable	Good	Very Good	Excellent
Growth	0.70	0.80	0.90	1.00	1.28	1.57
Profit	0.00	0.33	0.67	1.00	1.28	1.57
Net Working Capital	0.30	0.53	0.77	1.00	1.13	1.26
KGM 2018 STIP awards were calculated and paid in December 2018 after the end of the historical KGM fiscal year, in a single payment (net of any taxes withheld). Performance results were converted to “payout multipliers” (interpolating between each award level, as appropriate) for each metric, and then multiplied together to determine the final payout multiplier of 1.09.

		KGM 2018 STIP Metric Category
	Target as % of Base Salary	Growth (Pod Vol.)	Profit (EBIT)	Net Working Capital	Total Payout Multiplier	KGM 2018 STIP Total Payout ($)
NEO		Result (Good)	Result (Acceptable)	Result (Excellent)
Robert Gamgort	125%	6.3% Growth (Payout multiplier: 1.19)	4.4% Growth (Payout multiplier: 0.73)	900 bps (Payout multiplier: 1.26)	1.09	$2,043,750
Ozan Dokmecioglu	80%				1.09	$697,600
Legacy-KGM 2018 Calendar Fourth Quarter STIP Bonus
In order to transition the legacy-KGM fiscal year to January 1 to December 31, a stand-alone calendar fourth quarter bonus was established by the RemCo in September 2018 for all eligible employees at legacy-KGM (the “KGM Q4 STIP”). This standalone calendar fourth quarter program was based on legacy-KGM’s corporate performance for all employees, including Messrs. Gamgort and Dokmecioglu, for the period from October 2018 through the end of calendar 2018. Plan design and evaluation of performance relative to goals for the KGM Q4 STIP was an identical process to the KGM 2018 STIP.
Target STIP awards for each of Messrs. Gamgort and Dokmecioglu for this fourth quarter bonus were calculated as the same percentage of such NEO’s base salary as the KGM 2018 STIP award, pro-rated at 25%.

			KGM Q4 STIP Metric Category
	Annualized	Payout	Growth (Pod Vol.)	Profit (EBIT)	Net Working Capital
NEO	Target as % of Base Salary	Opportunity	Goal at "Good"	Goal at "Good"	Goal at "Good"
Robert Gamgort	125%	0%-310%	6% Growth	6% Growth	420 bps
Ozan Dokmecioglu	80%	0%-310%
Performance results were converted to “payout multipliers” (interpolating between each award level, as appropriate) for each metric, and then multiplied together to determine the final payout. The KGM Q4 STIP awards were calculated and paid after the end of the quarter in March 2019 in a single payment (net of any taxes withheld).

		KGM Q4 STIP Metric Category
	Annualized	Growth (Pod Vol.)	Profit (EBIT)	Net Working Capital
NEO	Target % of Base	Result (Good)	Result (Acceptable)	Result (Excellent)	Total Payout Multiplier	KGM Q4 STIP Total Payout ($)
Robert Gamgort	125%	8.6% Growth (Payout multiplier: 1.57)	11.0% Growth (Payout multiplier: 1.57)	524 bps (Payout multiplier: 1.26)	3.1	$1,453,125
Ozan Dokmecioglu	80%				3.1	$496,000

DPS 2018 MIP:
Plan Design
In accordance with the merger agreement governing the DPS Merger, the DPS 2018 MIP payout was bifurcated into two segments:

•
The first segment, covering the pre-merger portion of the year (January 1, 2018 through July 8, 2018), represented a pro-rata payout at the greater of target or actual performance for the pre-merger period.

•
The second segment, covering the post-merger portion of the year (July 9, 2018 through December 31, 2018), represented a pro-rata payout based on actual performance for the full fiscal year 2018 performance. Payout for both segments was made at the same time in March 2019 following the end of the fiscal year.

Performance payouts for both segments of the DPS 2018 MIP were based on the same metrics: Consolidated Net Sales and Consolidated Income from Operations. For Messrs. Collins and Johnston an additional metric of their respective business unit segment’s Standard Operating Profit also applied.

			DPS 2018 MIP Plan Metrics
NEO	Target as % of Base Salary	Payout Opportunity	Consolidated Net Sales	Consolidated Income from Operations	Business Segment Standard Operating Profit
James Baldwin	70%	0-200%	40%	60%	N/A
Rodger Collins	85%	0-200%	40%	30%	30%
James Trebilcock	75%	0-200%	40%	60%	N/A
Larry Young	150%	0-200%	40%	60%	N/A
Martin Ellen	90%	0-200%	40%	60%	N/A
James Johnston	85%	0-200%	40%	30%	30%

		DPS 2018 MIP Pre-Merger Plan Metrics
NEO	Target as % of Base Salary	Consolidated Net Sales	Consolidated Income from Operations	Business Segment Standard Operating Profit	Pre-Merger Payout Percent	FY 2018 Pre-Merger Pro-rata Payout ($)
James Baldwin	70%	159.2%	104.7%	N/A	126.45%	$227,562
Rodger Collins	85%	159.2%	104.7%	0%	100%(1)	$275,962(2)
James Trebilcock	75%	159.2%	104.7%	N/A	126.45%	$254,865(2)
Larry Young	150%	159.2%	104.7%	N/A	126.45%	$1,129,476(3)
Martin Ellen	90%	159.2%	104.7%	N/A	126.45%	$367,718(3)
James Johnston	85%	159.2%	104.7%	200%	155.06%	$427,899

(1)
Actual pre-merger MIP performance for Mr. Collins was 95.06%; however, the merger agreement governing the DPS Merger stipulated that the payout for the pre-merger segment of the DPS 2018 MIP would be no less than 100% target payout.

(2)
Both Mr. Collins and Mr. Trebilcock were previously eligible for the DPS Change in Control Plan and received a cash payout under such plan equal to $3,211,271 and $2,056,927, respectively, which included the payout of the pre-merger segment 2018 MIP at 100% target payout. Mr. Trebilcock was paid the balance of the pre-DPS Merger pro-rata DPS 2018 MIP calculated as the difference between the 126.45% actual payout and the 100% target payout.

(3)	Mr. Young and Mr. Ellen were paid out the pre-DPS Merger DPS 2018 MIP earned, prorated up to their last day worked, July 8, 2018.

		DPS 2018 MIP Post-Merger Plan Metrics
NEO	Target % of Base	Consolidated Net Sales	Consolidated Income from Operations	Business Segment Standard Operating Profit	Post-Merger Payout Percent	FY 2018 Post-Merger Pro-rata Payout ($)
James Baldwin	70%	107.5%	93.0%	N/A	98.83%	$165,628
Rodger Collins	85%	107.5%	93.0%	0.0%	70.92%	$182,259
James Trebilcock	75%	107.5%	93.0%	N/A	98.83%	$185,501
James Johnston (1)	85%	107.5%	93.0%	157.6%	118.19%	$32,818

(1)	Mr. Johnston’s post-DPS Merger payout was prorated from July 9, 2018 to his last day worked, July 27, 2018.

Long-Term Incentive Compensation Awards
We strongly believe in encouraging stock ownership by our NEOs. We have designed certain equity compensation programs to promote stock ownership and investment in the Company in order to align the interests of our executives with those of our stockholders.
We believe equity awards further focus our executives on increasing stockholder value. Generally, annual equity awards under the LTIP and Matching RSUs are subject to five-year cliff vesting tied to continued employment with the Company. Matching RSUs under Elite are also subject to ownership of a minimum amount of KDP shares of Common Stock by the end of the applicable investment period. Our equity compensation programs encourage retention of and long-term focus by our NEOs by giving them an ownership stake in our future growth and financial success. The programs also provide a direct link between the interests of our stockholders and our NEOs and other eligible leadership employees.
Annual Equity Awards under the LTIP
Awards under the LTIP recognize strong collective financial performance and align each NEO’s interests with our organizational goals and our stockholders’ long-term financial interests. Annual long-term equity awards granted under the LTIP are generally awarded in March; however due to the timing of the DPS Merger announcement, the awards for legacy-KGM executives were delayed until the closing of the DPS Merger and were subsequently granted in the form of RSUs in August 2018. In light of the delayed grant of the awards to legacy-KGM executives and the nature of the cliff-vesting conditions, the RemCo approved reducing the vesting period of the LTIP grants made in August 2018 by a corresponding 5 months. As a result, the LTIP award granted to Mr. Dokmecioglu in the form of 111,159 RSUs in August 2018 has a 4 year and 7 month cliff-vesting period. Mr. Gamgort did not receive an annual LTIP grant following the closing of the DPS Merger.
Separately, pursuant to the terms of the merger agreement governing the DPS Merger, annual LTIP awards for legacy-DPS executives were granted in March 2018, according to the historical schedule and target amounts set forth below.

NEO	RSUs (#)
Larry D. Young	51,617
Martin M. Ellen	13,420
Rodger L. Collins	12,474
James L. Baldwin	9,033
James J. Johnston	12,474
James Trebilcock	9,033
Accordingly, Messrs. Baldwin, Collins, Ellen, Johnston, Trebilcock and Young were granted annual LTIP awards in March 2018. These awards were granted as 100% time-based RSUs. However, pursuant to the terms of the DPS Merger these RSUs were fully accelerated and converted to shares of KDP Common Stock on a one-for-one basis, along with a special cash dividend of $103.75 per share.
Please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on our long-term equity program and actual awards granted in fiscal 2018.
Investment Programs
The primary way we encourage stock ownership by our NEOs and executives is through participation in Elite. Under Elite, certain executives commit to a certain level of investment (within a minimum and maximum range) in KDP Common Stock (the “Commitment Amount”) according to their job level and business scope (the “Investment Target Range”). The opportunity to participate in Elite is a one-time opportunity upon achieving eligibility, although participants who experience a promotion into a higher level of the Elite program are given an opportunity to increase their investment to the level commensurate with their new title. For each share of KDP Common Stock purchased (each, an “Elite Share”) up to the Commitment Amount, the executive receives one Matching RSU, which award is made upon the executive’s entry into Elite and is subject to a five-year cliff vesting period subject to the executive’s ongoing employment with the Company and the ongoing ownership of the Commitment Amount. Each executive has a one-year investment period (the “Investment Period”) to purchase Elite Shares to meet his or her Commitment Amount. At the end of the Investment Period, if the executive has purchased Elite Shares equivalent to his or her Commitment Amount, and continues to hold the Elite Shares for the remainder of the vesting period, the executive will retain (and is eligible to vest in), the full number of Matching RSUs awarded. However, if the executive has achieved less than the minimum of his or her Investment Target Range, all Matching RSUs are immediately cancelled and forfeited. If the executive has achieved at least the minimum of his or her Investment Target Range but less than their Commitment Amount, Matching RSUs are reduced to match the actual investment level with the balance immediately cancelled and forfeited.

In 2018, Messrs Baldwin and Trebilcock were offered the opportunity and participated in Elite, each receiving a grant of Matching RSUs with a value of $3,000,000 to match their Commitment Amount. Messrs. Gamgort and Dokmecioglu participated in Elite prior to the DPS Merger as part of the KGM investment program and were therefore not eligible to participate again. Mr. Collins was also not eligible to participate in Elite based on the compensation arrangements entered into with Mr. Collins at the time of the DPS Merger, as more fully described in this Proxy Statement below under Additional Payments for Certain NEOs.
When benchmarking the value of long-term incentive awards as part of our executives’ compensation, the RemCo takes into account twenty percent (20%) of the Matching RSUs awarded to such executive.
Certain Payments Made to NEOs Upon the Closing of the DPS Merger
DPS Equity Conversions
At the time of the closing of the DPS Merger and in accordance with the terms of the merger agreement, all unvested and outstanding stock awards were converted as follows:

•	Performance Share Units (PSUs) were fully accelerated at target and converted to shares of KDP Common Stock on a one-for-one basis along with a special cash dividend of $103.75 per share;

•	Restricted Stock Units (RSUs) were fully accelerated and converted to shares of KDP Common Stock on a one-for-one basis, along with a special cash dividend of $103.75 per share; and

•
In general, stock options were fully accelerated and cashed out for $103.75 less the strike price of each option, and converted to shares of KDP Common Stock on a one-for-one basis. However, holders of stock options who elected not to have their stock options accelerated had the strike price and the number of options adjusted to preserve the economic value of the option on the closing date.

Refer to the Option Exercises and Stock Award Vesting table for further details.
Additional payments for certain NEOs
At the time of the closing of the DPS Merger, Mr. Trebilcock and Mr. Collins each received a one-time cash payment (less applicable withholding) of $2,056,927, and $3,211,271, respectively, in exchange for forfeiting rights to future payments under DPS severance and change in control plans which existed at the time of the DPS Merger, and in lieu of future severance payments by KDP.
Other Benefits and Perquisites
General
Our NEOs participate in the same benefit plans generally available to our employees. These benefit plans include health insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees, with the exception of legacy-DPS NEOs who were eligible for executive disability coverage.
Perquisites
We provide NEOs with reasonable perquisites on an individual basis. For Legacy-DPS NEOs, these perquisites generally included car allowance, service allowance, executive disability, and executive physicals. Neither Mr. Gamgort nor Mr. Dokmecioglu received these perquisites in fiscal 2018 and they have been discontinued for all executives beginning in 2019. Perquisites generally do not make up a significant part of each NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.
Retirement Plans
We provide retirement benefits to our NEOs through our legacy retirement plans, as further described in “--Pensions.”
Potential Payments upon Termination of Employment
The employment agreements with our NEOs and our compensation plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and incremental benefits are discussed in “—Potential Payments upon Termination or Change in Control.”

Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a company to certain of its executive officers. Until 2018, the limit did not apply to a company’s chief financial officer, or to certain performance-based compensation that met specific exemption requirements. The Tax Cuts and Jobs Act, signed into law in December 2017 (“Tax Reform Act”), substantially modified Section 162(m) of the Code by, among other things, applying the $1 million limit on deductibility to chief financial officers and eliminating the exemption for performance-based compensation. As a result, beginning in 2018, compensation paid to each of our NEOs in excess of $1 million will generally be nondeductible, whether or not it is performance-based.
Prior to the Tax Reform Act, the DPS Compensation Committee had generally intended most components of executive compensation to qualify as tax deductible for federal income tax purposes, to the extent practicable in particular hiring and compensation decisions, and consistent with the objectives and underlying philosophy of its executive compensation program. The RemCo intends to continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. The Tax Reform Act also includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not subsequently materially modified. To the extent applicable to our existing contracts and awards, the RemCo may choose to avail itself of the transition rule.

REPORT OF THE REMUNERATION AND NOMINATION COMMITTEE
In fulfilling its responsibilities, the RemCo reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the RemCo recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (through incorporation by reference to this Proxy Statement).

The Remuneration and Nomination Committee
Peter Harf, Chair Genevieve Hovde Paul Michaels Dirk Van de Put
Historical Executive Compensation Information
The executive compensation disclosure contained in this section reflects compensation information for 2018 for our NEOs.

Summary Compensation Table
The following table sets forth information regarding the compensation earned by our NEOs in fiscal years 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Award(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value And Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Robert J. Gamgort(6) President & CEO	2018	$721,154	$—	$—	$—	$3,496,875	$—	$29,403	$4,247,432
Larry D. Young(7) Former President & CEO	2018	623,654	—	6,159,966	—	1,129,476	2,525	25,566,037	33,481,658
	2017	1,150,000	—	4,922,265	1,199,997	1,126,598	37,356	484,931	8,921,147
	2016	1,132,692	—	4,799,884	1,199,993	2,314,605	16,052	468,404	9,931,631
Ozan Dokmecioglu(8) Chief Financial Officer	2018	384,615	—	2,600,009	—	1,193,600	—	4,195	4,182,419
Martin M. Ellen(7 Former Chief Financial Officer	2018	338,400	—	1,559,941	—	367,718	—	7,614,507	9,880,566
	2017	620,635	—	1,279,761	311,998	366,781	—	135,121	2,714,296
	2016	604,808	—	1,223,058	305,793	738,460	—	146,618	3,018,737
Rodger L. Collins Pres. Direct Store Delivery	2018	627,000		1,449,978	—	458,221	—	7,037,879	9,573,078
	2017	622,731	—	1,189,522	289,991	264,610	—	128,079	2,494,933
	2016	604,462	—	1,159,960	290,000	663,134	—	128,192	2,845,747
James L. Baldwin(9) Chief Legal Officer, General Counsel and Secretary	2018	496,500	—	4,197,392	—	393,190	—	2,968,650	8,055,732
James J. Johnston(7) Former Pres. Beverage Concentrates & Latin America Beverages	2018	373,789	—	1,449,978	—	460,717	—	7,071,966	9,356,450
	2017	622,019	—	1,189,522	289,991	498,629	93,897	210,860	2,904,918
	2016	604,462	—	1,159,960	290,000	714,546	43,553	201,500	3,014,020
James Trebilcock(10) Chief Concentrate and International Officer	2018	519,000	—	4,197,392	—	440,366	—	4,736,005	9,892,763

(1)
The amounts reported in the Stock Awards column reflect the grant date fair value associated with awards of RSUs to each of the NEOs (amounts do not include any RSUs that have been paid as dividend equivalents subsequent to the date of the award). Any PSUs granted and outstanding prior to the DPS Merger vested at closing at target performance levels or at such higher performance levels as was required pursuant to the applicable terms of a DPS benefit plan, and were settled in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such PSU and (ii) an amount in cash equal to the number of shares underlying such PSU multiplied by $103.75, the special cash dividend per share amount. Any RSUs granted and outstanding prior to the DPS Merger were settled at closing in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such RSU, and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by $103.75, the special cash dividend per share amount. RSUs granted following the closing of the DPS Merger vest on the fifth anniversary of the date of grant. For Messrs. Baldwin and Trebilcock, the amounts reported in the Stock Awards column include the grant date fair value of the Matching RSUs which such NEOs received on September 13, 2018 pursuant to the Elite program. Awards pursuant to the Elite program were issued, in each case, pursuant to the NEO attaining a minimum ownership level in shares of KDP Common Stock by September 5, 2019. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 10 “Stock-Based Compensation,” to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). For further information on the stock awards granted in fiscal year 2018, see “—Grants of Plan-Based Awards” beginning on page 43.

(2)
The amounts reported in the Option Awards column represent the grant date fair value associated with option grants to each of the NEOs. Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 10 “Stock-Based Compensation” to our Consolidated Financial Statements, which are included in our 2018 Form 10-K. No stock option grants were awarded in fiscal year 2018.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by (i) each of Messrs. Young, Ellen, Collins, Baldwin, Johnston, and Trebilcock under the DPS 2018 MIP, and (ii) each of Messrs. Gamgort and Dokmecioglu, under the KGM 2018 STIP and KGM Q4 2018 STIP. In fiscal year 2018, the amount shown for each of Messrs. Gamgort and Dokmecioglu reflects five quarters, as a result of the fiscal year for KGM’s parent company, Maple, changing following the DPS Merger from the last Saturday in September to the last Saturday of December.

(4)
The amounts reported in the Nonqualified Deferred Compensation Earnings column represent an estimate of the aggregate annual change in the actuarial present value of accumulated benefits under the Personal Pension Account Plan and the Pension Equalization Plan (as applicable), as described in more detail in “ — Pension Benefits” beginning on page 46. The change in the actuarial present value of the accumulated benefits under the plans was determined in accordance with GAAP. Assumptions used to calculate these amounts are included in Note 7 “Employee Benefit Plans” to our Consolidated Financial Statements, which are included in our 2018 Form 10-K. The change in the actuarial present value of pension benefits is shown as $0 when negative. The actual change for applicable participants is as follows: $(8,472) for Mr. Johnston; $(21,963) for Mr. Baldwin; and $(116,242) for Mr. Trebilcock.

(5)
Amounts reported in the All Other Compensation column reflect other compensation for each NEO, including, but not limited to, (i) the incremental cost to the Company of all perquisites and other personal benefits, (ii) the amount of any tax reimbursements, (iii) the amounts contributed by the Company to the tax-qualified defined contribution plans and non-tax qualified contribution plans and (iv) the amount of any insurance premiums paid by the Company. See the table below under “All Other Compensation” for additional details around these amounts.

(6)
Mr. Gamgort became President and Chief Executive Officer of the Company on July 9, 2018 following the DPS Merger. As Mr. Gamgort was not an NEO in 2017 or 2016, in accordance with SEC disclosure requirements, Mr. Gamgort’s compensation disclosure is provided only for the year in which he was a NEO. Amounts reported for Mr. Gamgort reflect compensation paid to him by the Company during the portion of 2018 for which he was employed by the Company.

(7)
Messrs. Young and Ellen ceased employment with the Company on July 9, 2018, and Mr. Johnston ceased employment with the Company on July 27, 2018, in each case in connection with the closing of the DPS Merger. Mr. Young remained on the Board following the closing of the DPS Merger as a non-executive director. Amounts reported for each Messrs. Young, Ellen, and Johnston reflect compensation paid to each by the Company during the portion of 2018 for which each was employed by the Company.

(8)
Mr. Dokmecioglu became Chief Financial Officer of the Company on July 9, 2018 following the DPS Merger. As Mr. Dokmecioglu was not an NEO in 2017 or 2016, in accordance with the SEC disclosure requirements, Mr. Dokmecioglu’s compensation disclosure is provided only for the year in which he was a NEO. Amounts reported for Mr. Dokmecioglu reflect compensation paid to him by the Company during the portion of 2018 for which he was employed by the Company.

(9)	Mr. Baldwin was not an NEO in 2017 or 2016. In accordance with the SEC disclosure requirements, Mr. Baldwin’s compensation disclosure is provided only for the year in which he was a NEO.

(10)	Mr. Trebilcock was not an NEO in 2017 or 2016. In accordance with the SEC disclosure requirements, Mr. Trebilcock’s compensation disclosure is provided only for the year in which he was a NEO.
“All Other Compensation” for fiscal year 2018 is summarized as follows:

Name	Automobile Allowance(a)	Service Allowance	Corporate Aircraft(b)	Executive Physicals(c)	Relocation Assistance(d)	Disability Income Premiums(e)	Company Contributions(f)	CIC Lump Sum Payout(g)	CIC Severance Lump Sum in Lieu of Future Payouts(h)	Merger Cash Payout(i)
Robert J. Gamgort	$—	$—	$29,403	$—	$—	$—	$—	$—	$—	$—
Larry D. Young	20,250	12,000	51,299	—	—	7,421	338,269	8,625,000	—	16,511,798
Ozan Dokmecioglu	—	—	—	—	4,195	—	—	—	—	—
Martin M. Ellen	18,000	10,000	—	3,698	—	10,460	48,582	3,260,400	—	4,263,367
Rodger L. Collins	28,600	19,000	521	3,711	—	8,608	51,836	—	2,935,305	3,990,297
James L. Baldwin	24,700	14,000	—	—	—	4,496	83,643	—	—	2,841,810
James J. Johnston	17,600	9,500	—	—	—	—	154,694	2,899,875	—	3,990,297
James Trebilcock	24,700	14,000	—	3,293	—	3,023	88,866	—	1,855,370	2,746,753

(a)	Legacy-DPS NEOs received an automobile allowance in 2018. Automobile allowances were phased out in 2019.

(b)
For SEC purposes, the cost of personal use of a corporate aircraft is calculated based on the aggregate incremental cost to the Company. We calculated the aggregate incremental cost using estimated variable costs of operating the aircraft. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft and cost of maintenance are excluded.

(c)	Messrs. Ellen, Collins and Trebilcock received executive physicals in 2018. Executive physicals ceased to be offered in 2019.

(d)	Represents a payment made to Mr. Dokmecioglu in 2018 pursuant the terms of his employment agreement to assist with his 2016 relocation to Burlington, MA, where Company headquarters are based.

(e)	Includes the gross-up for taxes to be paid by the NEO on the premium that was included in the NEO’s income.

(f)
The amounts reported in the Company Contributions column represent our contributions to the tax-qualified defined contribution plans and non-tax qualified defined contribution plans. The contributions to the tax qualified defined contribution plans for 2018 are as follows: $0 for Mr. Gamgort; $37,078 for Mr. Young; $0 for Mr. Dokmecioglu; $29,182 for Mr. Ellen; $37,078 for Mr. Baldwin; $19,400 for Mr. Collins; $37,078 for Mr. Johnston; $37,077 for Mr. Trebilcock. The contributions to the non-tax qualified defined contributions plans for 2018 are as follows: $301,191 for Mr. Young, $29,183 for Mr. Ellen; $46,566 for Mr. Baldwin; $32,436 for Mr. Collins; $117,616 for Mr. Johnson; $51,788 for Mr. Trebilcock.

(g)
The amounts set forth in this column comprise cash compensation paid to our NEOs in connection with the DPS Merger and a simultaneous termination of employment, consisting of lump-sum cash severance payments equal to the following multiples of each NEO's total base salary and target annual bonus: Mr. Young, 3.0x; Mr. Ellen, 2.75x; and Mr. Johnston 2.5x.

(h)
At the time of the closing of the DPS Merger, Mr. Trebilcock and Mr. Collins each received a one-time cash payment (less applicable withholding) of $1,855,370, and $2,935,305, respectively, in exchange for forfeiting rights to future payments under DPS severance and change in control plans which existed at the time of the DPS Merger, and in lieu of future severance payments by KDP. These amounts were in addition to the DPS 2018 MIP payments made to Mr. Trebilcock and Mr. Collins for the pre-DPS Merger closing period.

(i)
The amounts set forth in this column comprise the aggregate value of the cash which the NEOs received with respect to the acceleration upon the DPS Merger of the vesting of PSUs, RSUs and stock options as provided in the merger agreement.

Grants of Plan-Based Awards
The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs in fiscal year 2018. For a discussion of the material terms of these awards, see "Compensation Discussion and Analysis — Long-Term Incentive Compensation Awards" beginning on page 37 and "Summary Compensation Table" beginning on page 41.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Robert J. Gamgort		$—	$2,343,750	$7,265,625
Larry Young		1,101,164	1,725,000	3,450,000
	3/2/2018				51,617	$5,999,960
	9/13/2018				6,631	160,006
Ozan Dokmecioglu		—	800,000	2,480,000
	8/24/2018				111,159	2,600,009
Martin Ellen		358,501	561,600	1,123,200
	3/2/2018				13,420	1,559,941
James L. Baldwin		221,861	347,550	695,100
	3/2/2018				9,033	1,049,996
	9/13/2018				130,435	3,147,397
Rodger Collins		340,212	532,950	1,065,900
	3/2/2018				12,474	1,449,978
James Johnston		340,212	532,950	1,065,900
	3/2/2018				12,474	1,449,978
James Trebilcock		248,480	389,250	778,500
	3/2/2018				9,033	1,049,996
	9/13/2018				130,435	3,147,397

(1)
The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of annual cash incentive awards granted to our NEOs in fiscal year 2018 under the KGM STIP, for Messrs. Gamgort and Dokmecioglu, and the DPS MIP, for Messrs. Young, Ellen, Baldwin, Collins, Johnston, and Trebilcock, in each case subject to the achievement of certain performance measures. The actual amount of the awards made to the NEOs and paid in cash is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Represents the number of shares subject to RSU awards made in fiscal year 2018 under the Omnibus Stock Incentive Plan of 2009. The RSU awards granted on March 2, 2018 were scheduled to vest three years from the grant date; however, upon the closing of the DPS Merger these RSUs were accelerated and vested in exchange for one share of KDP common stock and the special cash dividend of $103.75. The RSU awards granted on August 24, 2018 to Mr. Dokmecioglu vest four years and seven months from the grant date, and the Elite Matching RSU awards granted on September 13, 2018 to Messrs. Baldwin and Trebilcock vest five years from the grant date.

Outstanding Equity Awards
The following table sets forth information regarding exercisable and unexercisable stock options and vested and unvested equity awards held by each NEO as of December 31, 2018. All such awards relate to shares of our common stock.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Robert J. Gamgort	9/15/2016	2,409,995(2)	$61,792,272
	9/15/2016	530,199(2)	13,594,302
	9/15/2016	530,199(2)	13,594,302
	7/2/2018	248,808(3)	6,379,437
	7/2/2018	248,808(3)	6,379,437
Larry Young(4)	9/13/2018	6,631	170,019
Ozan Dokmecioglu	9/15/2016	1,060,398(2)	27,188,605
	9/15/2016	250,640(2)	6,426,410
	9/15/2016	250,640(2)	6,426,410
	8/24/2018	111,159(5)	2,850,117
Marty Ellen(6)	—	—	—
James Baldwin	9/13/2018	130,435	3,344,353
Roger Collins(6)	—	—	—
James Johnston(6)	—	—	—
James Trebilcock	9/13/2018	130,435	3,344,353

(1)
Market value is determined by multiplying the total number of shares or other rights awarded under an equity incentive plan that have not vested times $25.64, the closing price of a share of our common stock on the NYSE on December 31, 2018.

(2)	Represents RSUs which vest on the four year and six month anniversary of the date of grant.

(3)	Represents RSUs which vest on the fifth anniversary of the grant date.

(4)
Mr. Young received a grant of RSUs in in connection with his service on our Board as a non-employee director following the closing of the DPS Merger, as disclosed in “—Director Compensation” beginning on page 20.

(5)	Represents RSUs granted to Mr. Dokmecioglu which vest on the four year and seven month anniversary of the date of grant.

(6)	None of Messrs. Collins, Ellen or Johnston has any outstanding stock awards as of December 31, 2018.
Options Exercised and Stock Vested
The following table sets forth information regarding stock options that were exercised by our NEOs and stock awards made to our NEOs that have vested during fiscal year 2018. This includes the following treatment based on the merger agreement governing the DPS Merger that was applied to all outstanding equity awards. No equity awards of Maple Parent Holdings Corp., the equity owned by legacy-employees of KGM prior to the DPS Merger, were vested as a result of the merger, or at any other time during 2018. At the closing of the DPS Merger, each outstanding Maple RSU was converted to 96.4 RSUs, with the same terms and conditions as were applicable under such Maple RSU immediately prior to the effective time, including the vesting schedule.
As of immediately prior to the effective time, each outstanding legacy-DPS stock option, RSU and PSU vested, with PSUs vesting at target performance levels or at such higher performance levels as may be required pursuant to the applicable terms of a DPS benefit plan. Prior to the record date for the special cash dividend, the Board of DPS caused the following treatment to apply as of the effective time (less applicable tax withholding):

•
Each outstanding stock option was converted into a right of the holder of such stock option to receive (i) a number of shares of KDP Common Stock equal to the number of shares underlying such stock option and (ii) an amount in cash equal to the number of shares underlying such stock option multiplied by the difference between the special cash dividend per share amount ($103.75) and the exercise price per share of such stock option as of immediately prior to the record date for the special cash dividend. If the Company was unable to obtain option holder consent to the stock option treatment described above, then the DPS Board adjusted each stock option in a manner that preserved its intrinsic value after taking into account the special cash dividend.

•
Each outstanding RSU was settled in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such RSU, and (ii) an amount in cash equal to the number of shares underlying such RSU multiplied by $103.75, the special cash dividend per share amount.

•
Each outstanding PSU (with PSUs vesting at target performance levels or at such higher performance levels as may be required pursuant to the applicable terms of a DPS benefit plan) were settled in exchange for (i) a number of shares of KDP Common Stock equal to the number of shares underlying such PSU and (ii) an amount in cash equal to the number of shares underlying such PSU multiplied by $103.75, the special cash dividend per share amount.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert J. Gamgort	—	$—	—	$—
Larry Young	130,151	5,786,513	24,409	2,837,302
	120,889	3,829,764	20,632	410,783
	120,616	3,502,689	19,599	390,216
			51,854	1,032,612
			33,054	3,832,942
			34,387	684,645
			32,666	650,380
Ozan Dokmecioglu	—	—	—	—
Martin Ellen	29,224	2,103,544	5,924	688,606
	31,588	1,404,402	5,256	104,647
	30,806	975,934	5,095	101,441
	31,360	910,694	13,484	268,466
			8,022	930,231
			8,762	174,451
			8,492	169,076
James Baldwin	6,876	305,707	3,868	449,616
	20,148	638,289	3,438	68,451
	21,107	612,947	3,429	68,271
			9,076	180,703
			5,238	607,398
			5,730	114,084
			5,716	113,806
Rodger Collins	46,551	3,350,741	5,491	638,274
	29,284	1,301,967	4,985	99,251
	29,215	925,531	4,736	94,294
	29,148	846,458	12,533	249,532
			7,436	862,279
			8,310	165,452
			7,894	157,170
James Johnston	46,551	3,350,741	5,491	638,274
	29,284	1,301,967	4,985	99,251
	29,215	925,531	4,736	94,294
	29,148	846,458	12,533	249,532
			7,436	862,279
			8,310	165,452
			7,894	157,170
James Trebilcock	8,275	595,635	3,184	370,108
	16,984	755,109	3,094	61,602
	18,133	574,453	3,429	68,271
	21,107	612,947	9,076	180,703
			4,313	500,135
			5,157	102,676
			5,716	113,806

(1)	Represents the shares vested on the vesting date. Shares were withheld from issuance to cover taxes.

(2)	Excludes the value of the special cash dividend of $103.75 per share, which is disclosed in the "All Other Compensation" column of the Summary Compensation Table.

Pension Benefits
The following table sets forth information regarding pension benefits accrued by each NEO who participates in our defined benefit plans and supplemental contractual arrangements for 2018.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Larry Young	Personal Pension Account Plan	2.67	$62,579	$—
	Pension Equalization Plan	2.67	461,170	—
James Baldwin	Personal Pension Account Plan	11.81	333,398	—
	Pension Equalization Plan	11.81	375,293	—
James Johnston	Personal Pension Account Plan	16.09	504,290	—
	Pension Equalization Plan	16.09	617,038	—
James Trebilcock	Personal Pension Account Plan	21.46	1,088,875	—
	Pension Equalization Plan	21.46	947,476	—

(1)
Pay and future service credits were frozen as of December 31, 2008 for our personal pension account plan (the “PPA Plan”) and our pension equalization plan (the “PEP”). For further information, see “—Personal Pension Account Plan (“PPA Plan”)” beginning on page 46 and “—Pension Equalization Plan (“PEP”)” on page 46. Each of Messrs. Young, Baldwin, Johnston and Trebilcock’s years of service with us prior to the date the PPA Plan and the PEP were frozen is the same as the number of years of credited service under each of the PPA Plan and the PEP.

(2)
The actuarial present value of benefits accumulated under the respective plans is calculated in accordance with the assumptions included in Note 7 “Employee Benefit Plans,” to our audited Consolidated Financial Statements, which are included in our 2018 Form 10-K. These amounts assume that each NEO retires at age 65. The discount rate used to determine the present value of accumulated benefits is 4.25%. The present values assume no pre-retirement mortality and utilize the RP2014 healthy white collar male and female tables, with generational projection using Scale MP-2018.

Personal Pension Account Plan ("PPA Plan")
NEOs, other than Mr. Gamgort, Mr. Dokmecioglu, Mr. Ellen and Mr. Collins are provided with retirement benefits under the PPA Plan, a tax-qualified defined benefit pension plan covering full-time and part-time employees with at least one year of service who were actively employed by DPS (other than employees of a predecessor company) as of December 31, 2006. The PPA Plan was closed to employees who were hired after December 31, 2006. Further, as of December 31, 2008, all future pay and service credits to the PPA Plan have been frozen. However, the PPA Plan does provide a minimum annual interest credit on individual account balances of 5%.
Participants fully vest in their retirement benefits after three years of service or upon attaining age 65. Participants are also eligible for early retirement benefits if they separate from service on or after attaining age 55 with 10 years of service. Participants who leave the Company before they are fully vested in their retirement benefit forfeit their accrued benefit under the PPA Plan.
The Code places limitations on compensation and pension benefits for tax-qualified defined benefit plans such as the PPA Plan. We have established a non-qualified supplemental defined benefit pension program (our Pension Equalization Plan), as discussed below, to restore some of the pension benefits limited by the Code.
Pension Equalization Plan ("PEP")
We sponsor the PEP, an unfunded, non-tax qualified excess defined benefit plan covering key employees who were actively employed by DPS as of December 31, 2006 and whose base salary exceeded certain statutory limits imposed by the Code. As with the PPA Plan, the PEP was closed to employees who were hired after December 31, 2006 and as of December 31, 2008, all future pay and service credits to the PEP have been frozen. However, the PEP does provide a minimum annual interest credit on individual account balances of 5%.

The purpose of the PEP is to restore to PEP participants any PPA Plan benefits that are limited by statutory restrictions imposed by the Code that are taken into consideration when determining their PPA Plan benefits. Participants fully vest in their benefits under the PEP after three years of service. Participants who voluntarily resign from service before they are vested in their benefits under the PEP forfeit their unvested accrued benefit. Participants who are terminated without "cause" or resign for "good reason" are entitled to have their unvested accrued benefits under the PEP automatically vested.
In addition, pursuant to the terms of the executive employment agreements, if any NEO is terminated without "cause" or resigns for "good reason" and is not vested in his accrued benefit under the PPA Plan, such NEO will be entitled to have his accrued and unvested benefits under the PPA Plan paid under the PEP. As of December 31, 2009, all NEOs (other than Messrs. Gamgort, Dokmecioglu, Ellen and Collins who do not participate in the PPA Plan) have vested in their accrued benefits under the PPA Plan. Since Messrs. Gamgort, Dokmecioglu, Ellen and Collins are not participants in the PPA Plan, they receive no benefits under the PEP.
Nonqualified Deferred Compensation
Per the DPS Merger agreement, all employees of legacy-DPS were to be provided with employee benefits (other than base salary, cash bonus and other short term incentives, long term incentive awards and severance benefits which were to each remain no less favorable than prior to the merger for one year following the DPS Merger) through December 31, 2018 that are no less favorable in the aggregate to the employee than the benefits provided to such legacy-DPS employee immediately prior to the DPS Merger. The following deferred compensation benefits programs apply to legacy-DPS NEOs. Mr. Gamgort and Mr. Dokmecioglu were eligible to participate in a 401(k) plan only.
Qualified 401(k) Plans
For legacy DPS NEOs, the Savings Incentive Plan (“SIP”) is a tax-qualified 401(k) defined contribution plan, which permits participants to contribute up to 75% of their base salary in the SIP within certain statutory limitations under the Code and we match 100% of the first 4% of base salary, on a per paycheck basis, that is contributed to the SIP by a participant. Employees participating in the SIP are always fully vested in the amounts both they and the Company contribute to the plan. Participants self-direct the investment of their account balances among various mutual funds. In 2018, all of our NEOs participated in the SIP.
Also as part of the SIP, we offer an enhanced defined contribution component (the “EDC”) on a tax-qualified basis to the SIP plan account. The EDC provides a contribution equal to 3% of eligible compensation to individual accounts annually. EDC contributions are 100% vested after three years of service with the Company.
Mr. Gamgort and Mr. Dokmecioglu were eligible for, and participated in, a 401(k) program which provided a 100% company match on the first 1% of employee contributions, and 60% on the next 5% of employee contributions within certain statutory limitations under the Code.
The Supplemental Savings Plan (the “SSP”)
SSP is a nonqualified deferred compensation plan sponsored by the Company for our employees, and is a non-tax qualified defined contribution plan. The SSP is for legacy-DPS employees who are actively enrolled in the SIP and whose deferrals under the SIP are limited by Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the Code compensation limit to the SSP, and we match 100% of the first 4% of base salary, on a per paycheck basis, that is contributed by these employees. Employees participating in the SSP are always fully vested in the amount they and the Company contribute to the plan. Participants self-direct the investment of their account balances among various mutual funds. In 2018, Messrs. Young, Ellen, Collins and Johnston participated in the SSP.
Also as part of the SSP, we offer an enhanced defined contribution component (the “Non-qualified EDC”) on a non-tax qualified basis to the SSP plan account. The Non-qualified EDC provides a contribution equal to 3% of eligible compensation over statutory pay limits to individual accounts annually. The Non-qualified EDC contributions are 100% vested after three years of service with the Company or prior affiliates.

The SSP also offers our employees the opportunity to defer up to 100% of their annual bonus. Participants will make yearly elections on payout options of bonus deferrals under the plan. Vesting is immediate and the participant has multiple distribution options available during each annual enrollment period. Participants self-direct the investment of their account balances among various mutual funds.
The SSP is unfunded with respect to the Company's obligation to pay any balances in the SSP. A participant's rights to receive any payment from the SSP shall be no greater than the rights of an unsecured general creditor of the Company.
The following table sets forth information regarding the nonqualified deferred compensation under the SSP for each NEO in fiscal year 2018.

Name	Executive Contributions In Last Fiscal Year(1)	Registrant Contributions In Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last Fiscal Year End(4)
Robert J. Gamgort	$—	$—	$—	$—	$—
Larry Young	1,179,824	301,191	1,145,521	—	13,569,587
Ozan Dokmecioglu	—	—	—	—	—
Martin Ellen	183,396	29,182	40,854	—	1,788,284
James Baldwin	—	46,566	68,162	—	1,059,311
Rodger Collins	310,534	32,436	240,829	—	4,578,207
James Johnston	287,540	117,616	225,581	—	2,958,924
James Trebilcock	—	51,788	101,855	—	1,345,601

(1)	Aggregate amount of contributions made by our NEOs to the SSP in fiscal year 2018.

(2)
Aggregate amount of the Company’s contributions to the NEOs’ accounts under the SSP in fiscal year 2018. The amounts reported in this column are included in executive compensation of the NEO reported in the Summary Compensation Table.

(3)
Aggregate amount of earnings credited to the NEOs’ accounts under the SSP in fiscal year 2018. The amounts reported in this column are not included in executive compensation of the NEO reported in the Summary Compensation Table. For Mr. Collins amount reported also include earnings ($5,713) under a legacy Cadbury deferred compensation plan, frozen to new entrants and benefit accrual in 2006.

(4)
The amounts in this column that were reported as executive compensation in the Summary Compensation Table for fiscal years prior to (and not including) 2018 were as follows: $2,093,431 for Mr. Young; $199,685 for Mr. Ellen; $321,756 for Mr. Collins; and $752,804 for Mr. Johnston. Messrs. Gamgort, Dokmecioglu, Baldwin, and Trebilcock were not NEOs in certain of those prior years and the amounts reflected in this footnote do not reflect any executive compensation that would have been included in the Summary Compensation Table if they had been an NEO in those prior years in which they were not an NEO. For Mr. Collins the amount reported also includes a balance ($190,060) under a legacy Cadbury defined contribution plan, frozen to new entrants and benefit accrual in 2006.

Not included in the table above are the Non-qualified EDC Contributions funded in February 2019, which are as follows:

Larry Young	$279,938
Martin Ellen	24,867
James Baldwin	46,566
Rodger Collins	18,348
James Johnston	108,799
James Trebilcock	51,788

Post-Termination Compensation
Employment Agreements with Mr. Gamgort and Mr. Dokmecioglu
Mr. Gamgort and Mr. Dokmecioglu each have employment agreements with the Company. Mr. Gamgort’s agreement provides for a term ending as of May 2, 2021; however, it will be automatically extended for successive one year periods unless either the Company or Mr. Gamgort gives notice to the other party not later than three (3) months prior to any such automatic extension that it or he does not want the term to be so extended. Mr. Dokmecioglu’s agreement may be terminated with ninety (90) days’ prior notice by either party. Each agreement includes non-competition and non-solicitation provisions, which provide that the executive will not, for a period of two years after termination of employment, (i) become engaged with companies that are in competition with us, including, but not limited to, a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.
Termination without “Cause” or Termination for “Good Reason” Prior to a Change of Control
The executive employment agreements of Mr. Gamgort and Mr. Dokmecioglu each provide that severance payments occur and salary and benefits continue if termination of employment occurs without "cause" or if the executive resigns for "good reason."
In the event the Company terminates Mr. Gamgort's employment "without cause" or he resigns for "good reason," during the employment term, he is entitled to receive:

•	any outstanding salary earned but not yet paid,

•
solely in the case of the annual RSUs granted to Mr. Gamgort on September 15, 2016, if his employment is terminated by the Company without cause or by Mr. Gamgort for good reason (A) prior to May 2, 2019, vesting of a pro rata portion of such RSUs based on service completed from May 2, 2016 through the date of termination, or (B) on or after May 2, 2019, full vesting of all such RSUs;

•	the pro-rated cash incentive bonus payment for the year in which the termination occurs, paid based on actual performance and at the same time as the annual bonus is paid to other executives;

•
a cash severance benefit equal to the product of two (2) times the sum of Mr. Gamgort’s base salary and target annual cash incentive bonus for the year in which his termination of employment occurs. This severance benefit will be payable in 24 approximately equal monthly installments, except that, if the severance benefit is payable due to a termination of employment occurring within 24 months following a Change of Control that constitutes a change in control under Section 409A of the Code, the severance benefit will be payable in a lump sum within 30 days of the date of such termination of employment; and

•
payment by the Company of Mr. Gamgort’s cost to continue participation in the Company’s medical plans under COBRA until the earlier of (A) the expiration of Mr. Gamgort’s COBRA continuation period, (B) the last month during which the severance benefit is payable, and (C) such time as Mr. Gamgort is eligible to receive comparable welfare benefits from a subsequent employer.

In the event the Company terminates Mr. Dokmecioglu's employment "without cause" or he resigns for "good reason", he is entitled to receive:

•	any outstanding salary earned but not yet paid;

•
solely in the case of the annual RSUs granted to Mr. Dokmecioglu on September 15, 2016, if his employment is terminated by the Company without cause or by Mr. Dokemcioglu for good reason full vesting of all such RSUs;

•	a pro-rated cash incentive bonus for the year in which the termination occurs, paid at actual performance and at the same time as the annual bonus is paid to other executives,

•
a cash severance benefit equal to the product of two (2) times the sum of Mr. Dokmecioglu’s base salary and target bonus for the year in which his termination of employment occurs. This severance benefit will be payable in 24 approximately equal monthly installments, except that, if the severance benefit is payable due to a termination of employment occurring within 24 months following a Change of Control that constitutes a change in control under Section 409A of the Code, the severance benefit will be payable in a lump sum within 30 days of the date of such termination of employment; and

•
payment by the Company of Mr. Dokmecioglu’s cost to continue participation in the Company’s medical plans under COBRA until the earlier of (A) the expiration of Mr. Dokmecioglu’s COBRA continuation period, (B) the last month during which the severance benefit is payable and (C) such time as Mr. Dokmecioglu is eligible to receive comparable welfare benefits from a subsequent employer.

Termination Following a Change of Control
In the event the Company terminates Mr. Gamgort’s employment "without cause" or he resigns for "good reason" within twenty-four (24) months following a Change of Control, he is entitled to receive:

•
all of the benefits described above if his employment is terminated “without cause” or he resigns for “good reason,” except that if the termination occurs six months prior to or twenty-four (24) months following a Change of Control the cash severance benefit will be equal to the product of three (3) times the sum of Mr. Gamgort’s base salary and target annual cash incentive bonus for the year in which his termination of employment occurs; and

•	all unvested RSUs (including Matching RSUs) shall become fully vested and payable, subject to Section 409A of the Code.
In the event the Company terminates Mr. Dokmecioglu’s employment “without cause” or he resigns for “good reason” within twelve (12) months following a Change of Control, he is entitled to receive:

•
all of the benefits described above if his employment is terminated “without cause” or he resigns for “good reason”,, except that if the termination occurs six months prior to or twenty-four (24) months following a Change of Control the cash severance benefit will be equal to the product of three (3) times the sum of Mr. Dokmecioglu’s base salary and target annual cash incentive bonus for the year in which his termination of employment occurs; and

•	all unvested RSUs (including Matching RSUs) shall become fully vested and payable, subject to Section 409A of the Code.
Under the executive employment agreements "cause" is defined as termination of the executive's employment for his:

•
intentional and continued failure substantially to perform his duties under the agreement (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination) which failure continues for more than 30 days after receipt by the executive of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause;

•
any intentional act or omission by executive constituting fraud or other serious malfeasance which in any such case is materially injurious to the financial condition of the Company or materially injurious to the business reputation of the Company or any of its affiliates;

•
indictment for a felony or the substantial equivalent thereof under the laws of the United States, any state or political subdivision thereof or any other jurisdiction in which the Company conducts business, or

•
executive’s material breach of the non-compete and non-solicit provisions of his agreement, which breach is not cured by executive within 10 days following receipt of a written notice from the Company identifying in reasonable detail the actions, failure or omissions alleged to have constituted such breach.

Prior to a Change of Control (defined below), “good reason” means:

•
the executive’s removal from, or the Company’s failure to reelect or reappoint him to, the position of chief executive officer of the Company for Mr. Gamgort, and chief financial officer of the Company for Mr. Dokmecioglu;

•	the Company’s demand for relocation of the executive’s principal workplaces without his consent to a location more than 25 miles distant from their initial principal workplace location;

•	a material breach by the Company of any of its obligations under the employment agreement; or

•
a material diminution in (or elimination of) the executive’s titles, positions, duties or responsibilities, or the assignment to executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the positions specified above.

Following a Change of Control, “good reason” also means, in addition to the events described above under “good reason” under the Section titled, “Employment Agreements with Mr. Gamgort and Mr. Dokmecioglu -- Termination without “Cause” or Termination for “Good Reason” Prior to a Change of Control”, the failure of the Company to continue executive’s participation in the STIP, LTIP and EOP (or any similar plan or successor to any such plan) on a basis that is commensurate with his position.
A “Change of Control” is defined in each of Mr. Gamgort’s and Mr. Dokmecioglu’s agreements to mean:

•
any “person” or “group” other than JAB is or becomes the “beneficial owner”, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

•
JAB enters into any joint venture, joint operating arrangement, partnership, standstill agreement or other arrangement similar to any of the foregoing with any other person or group, pursuant to which such person or group assumes effective operational or managerial control of the Company; or

•
a plan or agreement is consummated providing (1) for a merger or consolidation of the Company, other than with a wholly-owned subsidiary, that would result in the voting securities of the Company outstanding immediately prior thereto no longer continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51 % of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company.

Equity Treatment Upon Other Termination Scenarios
Double-Trigger Equity Vesting Upon a Change of Control
In the event of a Change of Control, all outstanding RSUs and Matching RSUs, including those held by our NEOs, have double-trigger protection which means that no accelerated vesting of outstanding RSUs will occur unless both (1) a Change of Control occurs, and (2) the executive is terminated within 24 months (or, in the case of Mr. Dokmecioglu, within 12 months) of such Change of Control.
Death or Disability
In the event of an executive’s termination due to death or disability, all outstanding RSUs and Matching RSUs become fully vested and payable.
Retirement
In the event of an executive’s retirement (generally defined as attaining the age of 60 and completion of 10 years of service), outstanding RSUs and Matching RSUs provide for pro-rated vesting.
Letters of Understanding with Other NEOs
When we hire a new executive or a current executive is promoted, the executive will receive an offer letter which we refer to as a "letter of understanding." The letters of understanding have no term.

In the event Mr. Baldwin’s employment is involuntarily terminated, he is entitled to receive severance benefits under our Severance Pay Plan for salaried employees ("Severance Pay Plan"), which benefits include:

•	a lump sum severance payment equal to 1.5 times his annual base salary plus target bonus; and

•
a lump sum cash payment equal to his annual cash incentive plan payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Under the Severance Pay Plan, Mr. Baldwin is also entitled to outplacement services and certain payments under the qualified and non-qualified savings plans and pension plans. See discussion of pension benefits to be paid under the PPA Plan under "Historical Executive Compensation Information — Pension Benefits — Personal Pension Account Plan" beginning on page 46 and the PEP under "Historical Executive Compensation Information — Pension Benefits — Pension Equalization Plan" on page 46.
Mr. Baldwin would not be eligible for severance under the Severance Pay Plan if he were terminated: (i) for cause, (ii) because of inadequate or unsatisfactory performance, (iii) as the result of misconduct (including mismanagement of a position of employment by action or inaction, neglect that jeopardizes the life or property of another, intentional wrongdoing or malfeasance, intentional violation of a law, or violation of a policy or rule adopted to ensure the orderly work and the safety of employees), (iv) for gross neglect in job performance, or (v) because his position is eliminated and he refuses to accept another position, with generally comparable base salary and incentive compensation, that is located no more than 50 miles from his former office, or it does not cause a significant detrimental impact to the executives that commute. (These items are hereinafter referred to as "Disqualifying Conditions.")
At the time of the closing of the DPS Merger, Mr. Collins and Mr. Trebilcock each received a one-time cash payment (less applicable withholding) of $2,056.927, and $3,211,271, respectively, in exchange for forfeiting rights to future payments under DPS severance and change in control plans which existed at the time of the DPS Merger, and in lieu of future severance payments by KDP. As a result, Mr. Collins and Mr. Trebilcock are not eligible for any cash severance benefits for termination without cause or for good reason, with the exception that they would be eligible to participate in the Company’s medical, dental and vision benefits for a period of two (2) years beyond the applicable termination date with employee premiums paid by the Company at the rate of similarly situated active employees.
Mr. Baldwin, Mr. Collins and Mr. Trebilcock have each signed a non-compete agreement, which provides each will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including, but not limited to, a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.
Messrs. Young and Ellen ceased employment with the Company on July 9, 2018 and Mr. Johnston ceased employment with the Company on July 27, 2018. Each of Messrs. Young, Ellen and Johnston were entitled to receive certain severance payments and benefits in connection with their separations as participants in the legacy-DPS Change in Control Severance Plan (the “CIC Plan”). The CIC Plan, subject to certain exceptions, provided that termination payments and benefits would be paid to a plan participant if there was a change in control of the Company and, within two years after the change in control, the participant’s employment was terminated or the participant voluntarily terminated his employment under certain adverse circumstances (a termination for “good reason,” as defined in the CIC Plan), including a significant adverse change in responsibilities of his position. The DPS Merger constituted a change in control under the CIC Plan. The payments and benefits received by each of Messrs. Young, Ellen and Johnston upon termination under the CIC Plan are follows:

•	Mr. Young was entitled to a payment equal to 3.0 times the sum of his base salary plus his target annual bonus (DPS MIP);

•	Mr. Ellen was entitled to a payment equal to 2.75 times the sum of his base salary plus his target annual bonus (DPS MIP); and

•	Mr. Johnston was entitled to a payment equal to 2.5 times the sum of his base salary plus his target annual bonus (DPS MIP).
In addition, each of Messrs. Young, Ellen and Johnston also received other benefits, including payment of their MIP at target prorated to the date of termination, benefit continuation for the number of years equal to their payment multiplier, payment of unvested and vested qualified and non-qualified pension benefits and outplacement services.

Tables of Potential Payments and Assumptions
Messrs. Young, Ellen or Johnston received the following amounts in connection with their respective separations on July 9, 2018:

•
Mr. Young received an amount equal to $8,625,000, representing 3.0 times the sum of his base salary plus his target annual bonus, and the accelerated vesting of equity awards with a value of $16,287,602;

•
Mr. Ellen received an amount equal to $3,260,400, representing 2.75 times the sum of his base salary plus his target annual bonus, and the accelerated vesting of equity awards with a value of $6,212,656; and

•
Mr. Johnston received an amount equal to $2,899,875, representing 2.5 times the sum of his base salary plus his target annual bonus, and the accelerated vesting of equity awards with a value of $7,190,396.

The following tables outline the potential payments to Messrs. Baldwin, Collins, Dokmecioglu, Gamgort and Trebilcock upon the occurrence of various termination events, including “termination without cause” or “for good reason” or “termination due to death or disability” or “retirement,” The following tables also reflect potential payments related to change-in-control and subsequent qualified termination within a specified window for Messrs. Baldwin, Collins, Dokmecioglu, Gamgort and Trebilcock.
With respect to Messrs. Baldwin, Collins, Dokmecioglu, Gamgort and Trebilcock, the following assumptions apply with respect to the tables below and any termination of employment:

•
the tables include estimates of amounts that would have been paid to NEOs in the event their employment is terminated involuntarily without Disqualifying Conditions on December 31, 2018. The employment of these NEOs did not actually terminate on December 31, 2018, and as a result, the NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event;

•	the tables assume that the price of a share of our common stock is $25.64 per share, the closing market price per share on the NYSE on December 31, 2018;

•
each NEO is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below:

Name	Compensation Element	Retirement	Death	Disability	Termination Without Cause or For Good Reason	Termination Without Cause or For Good Reason Following CIC
Robert J. Gamgort	Severance Payments	$—	$—	$—	$5,250,000	$7,125,000
	Lump Sum 2018 STIP Payment	—	1,453,125	1,453,125	1,453,125	1,453,125
	Medical, Dental and Vision Benefits Continuation	—	—	—	47,709	1,988
	Outplacement Services	—	—	—	—	—
	Accelerated Equity Payments:	—	101,739,751	101,739,751	47,134,558	101,739,751
	TOTAL	$—	$103,192,876	$103,192,876	$53,885,392	$110,319,864

Name	Compensation Element	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following CIC ($)
Ozan Dokmecioglu	Severance Payments	$—	$—	$—	$2,080,000	$2,720,000
	Lump Sum 2018 STIP Payment	—	496,000	496,000	496,000	496,000
	Medical, Dental and Vision Benefits Continuation	—	—	—	47,709	1,988
	Outplacement Services	—	—	—	—	—
	Accelerated Equity Payments:	—	42,891,541	42,891,541	12,852,819	42,891,541
	TOTAL	$—	$43,387,541	$43,387,541	$15,476,528	$46,109,529

Name	Compensation Element	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following CIC ($)
James L. Baldwin	Severance Payments	$—	$—	$—	$1,266,075	$1,266,075
	Lump Sum 2018 MIP Payment	393,190	347,550	393,190	393,190	347,550
	Medical, Dental and Vision Benefits Continuation	—	—	—	24,601	24,601
	Outplacement Services	—	—	—	6,700	6,700
	Accelerated Equity Payments:	—	3,344,353	3,344,353	—	3,344,353
	TOTAL	$393,190	$3,691,904	$3,737,543	$1,690,566	$4,989,280

Name	Compensation Element	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following CIC ($)
Rodger Collins	Severance Payments	$—	$—	$—	$—	$—
	Lump Sum 2018 MIP Payment	182,256	256,984	182,256	182,256	256,984
	Medical, Dental and Vision Benefits Continuation	—	—	—	17,547	29,246
	Outplacement Services	—	—	—	6,700	6,700
	Accelerated Equity Payments:	—	—	—	—	—
	TOTAL	$182,256	$256,984	$182,256	$206,503	$292,930

Name	Compensation Element	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following CIC ($)
James Trebilcock	Severance Payments	$—	$—	$—	$—	$—
	Lump Sum 2018 MIP Payment	185,497	187,693	185,497	185,497	187,693
	Medical, Dental and Vision Benefits Continuation	—	—	—	24,601	32,801
	Outplacement Services	—	—	—	6,700	6,700
	Accelerated Equity Payments:	167,218	3,344,353	3,344,353	—	3,344,353
	TOTAL	$352,715	$3,532,047	$3,529,851	$216,798	$3,571,548

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, we are providing disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Gamgort, to that of our median employee. Mr. Gamgort became our CEO on July 9, 2018 in connection with the closing of the DPS Merger.
As a multi-national organization, we have employees operating in several countries. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance.
To provide context for this disclosure, it is important to understand the scope of our operations. Approximately twenty percent of our employees are located in Mexico where the cost of living is significantly below the United States. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact the median employee compensation and the resulting ratio.
Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate. We identified our median employee (“Median Employee”) by using 2018 base salaries, our consistently applied compensation measure, for all individuals who were employed by us on December 31, 2018, excluding our CEO, annualized for any employees who joined the Company during 2018. To identify the compensation of our Median Employee, we determined the total compensation paid for each of our employees without applying any cost-of-living adjustments. For an employee paid in a currency other than U.S. dollars, we converted annual compensation into U.S. dollars. Based on this data and process, we determined that our Median Employee was an hourly employee with annual total compensation of $44,840.
Because we had two CEOs in 2018, for purposes of calculating the annual total compensation of Mr. Gamgort, our current CEO, we annualized Mr. Gamgort’s compensation by utilizing his 2018 annual base salary and other compensation. To align the elements of compensation used in calculating Mr. Gamgort’s total compensation with those used in calculating the Median Employee’s total compensation, we then added to this annual base salary and other compensation figure Mr. Gamgort’s non-equity incentive plan compensation received for 2018, which as discussed above, reflected fifteen (15) months of bonus opportunity due to the change in Maple’s fiscal year. Using this methodology, Mr. Gamgort’s adjusted annualized compensation was $5,064,427. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation in 2018 was 113 to 1.
This calculated amount differs from the amount reported for Mr. Gamgort in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement because the amount in the “Total” column reflects his compensation only for the period of time in 2018 for which he was employed by the Company, while his annualized total compensation for purposes of the pay ratio as described above assumes that he was employed by us for an entire year. The pay ratio as described above involves a degree of imprecision due to the use of estimates and assumptions, but is a reasonable estimate that we calculated in a manner consistent with Item 402(u) of Regulation S-K.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes certain information related to our equity award plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Initial Column) (#)
Equity Compensation Plans approved by stockholders – Omnibus Stock Incentive Plan of 2009(1)	4,166,792	$12.54	4,512,751(2)
Equity Compensation Plans not approved by security holders(3)	16,042,217	—	8,518,683
Total	20,209,009	$12.54	13,031,434

(1)
Net of cancellations, 3,130,233 RSUs have been granted under the Omnibus Stock Incentive Plan of 2009 since the closing of the DPS Merger. There are currently options to purchase 1,036,559 shares of KDP Common Stock outstanding with a weighted average exercise price of $12.54 per share and weighted average remaining contractual term of 6.62 years. RSUs have no exercise price, thus reducing the weighted average exercise price presented above.

(2)	Represents awards authorized for future grants under the Omnibus Stock Incentive Plan of 2009.

(3)
In connection with the DPS Merger, the Company assumed the Keurig Green Mountain, Inc. Long-Term Incentive Plan and the Keurig Green Mountain, Inc. Executive Ownership Plan, in each case effective August 11, 2016, and the RSUs outstanding thereunder and the authorized but unissued share pool with respect thereto (the “Keurig Award Pool”) (as adjusted pursuant to the “Exchange Ratio”, as defined in the DPS Merger agreement). The Company may grant awards to legacy-Keurig employees and other employees of KDP who were not employed by DPS upon the closing of the DPS Merger out of the Keurig Award Pool. The Keurig Green Mountain, Inc. Long-Term Incentive Plan is the legacy-equity plan of KGM pursuant to which legacy-KGM employees were granted their annual long-term equity incentive awards in the form of Maple RSUs. The Keurig Green Mountain, Inc. Executive Ownership Plan is the legacy-investment program of KGM pursuant to which legacy-KGM employees participated in the Elite and Platinum investment programs through the purchase of Maple shares of common stock.

PROPOSAL 4 —2019 OMNIBUS STOCK INCENTIVE PLAN
Our Board adopted the Omnibus Stock Incentive Plan of 2019 (the "2019 Omnibus Incentive Plan") on February 14, 2019, subject to stockholder approval. The 2019 Omnibus Incentive Plan is intended to replace our Omnibus Stock Incentive Plan of 2009 (the "2009 Stock Plan"), which originally was approved by our stockholders in May 2009. At the time our Board approved the 2019 Omnibus Incentive Plan, the Board determined that, if the 2019 Omnibus Incentive Plan was approved by the stockholders, then no new grants would be made under the 2009 Stock Plan. Pursuant to the terms of the 2009 Stock Plan, any award already granted under the 2009 Stock Plan as of June 7, 2019 shall remain in full force and effect, as if the 2009 Stock Plan had not been amended or terminated. The 2019 Omnibus Incentive Plan is designed to attract and retain employees and consultants of the Company and its subsidiaries, to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and non-employee directors and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.
General Summary of Terms of the 2019 Omnibus Incentive Plan
The following is a summary of the material terms of the 2019 Omnibus Incentive Plan. The full text of the 2019 Omnibus Incentive Plan is attached to this Proxy Statement as Appendix I. Please refer to Appendix I for a more complete description of the terms of the 2019 Omnibus Incentive Plan. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the 2019 Omnibus Incentive Plan.
Eligibility. Any officers, employees, non-employee directors or consultants who perform services for us or our subsidiaries who are selected by our RemCo may participate in the 2019 Omnibus Incentive Plan. As of December 31, 2018, the Company had approximately 26,270 employees, 11 of whom are officers of the Company and 11 non-employee directors who are eligible for selection by the RemCo to participate in the 2019 Omnibus Incentive Plan. The RemCo’s selection of eligible participants in the 2019 Omnibus Incentive Plan is generally based upon the RemCo’s evaluation of, among other considerations, retention, reward and incentive needs to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.
Common Stock Available for Awards. Under the 2019 Omnibus Incentive Plan, there are an aggregate of number of shares of common stock equal to the sum of (i) 25,000,000 (all of which may be granted, in the sole discretion of the RemCo, as Incentive Options), plus (ii) the number of shares that remain available for grant under the 2009 Stock Plan as of June 7, 2019 (the “Effective Date”), plus (iii) the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the 2009 Stock Plan following the Effective Date, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award. Shares of our common stock underlying Awards granted through the assumption of, or in substitution for, outstanding Awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of shares available for issuance. Awards valued by reference to common stock that may be settled in equivalent cash value will count as shares of common stock delivered to the same extent as if the Award were settled in shares of common stock.
Administration. The 2019 Omnibus Incentive Plan will be administered by the RemCo, which will have full and final authority to select persons to receive Awards and establish the terms of such Awards, unless such authority is specifically reserved by our Board in the 2019 Omnibus Incentive Plan or to such other committee of the Board as may be designated by the Board. Subject to that limitation and certain other limitations in the 2019 Omnibus Incentive Plan, the RemCo shall have the power to:

•	select the officers, employees, non-employee directors and consultants to be granted Awards under the 2019 Omnibus Incentive Plan;

•	determine the terms of Awards to be made to each participant;

•	determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	establish objectives and conditions for earning Awards;

•	determine the terms and conditions of Award agreements (which shall not be inconsistent with the 2019 Omnibus Incentive Plan) and who must sign each Award agreement;

•	determine whether the conditions for earning an Award have been met and whether a performance Award will be paid at the end of an applicable performance period;

•	modify the terms of Awards;

•	determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	determine whether the amount or payment of an Award should be reduced or eliminated; and

•	determine the guidelines and/or procedures for the payment or exercise of Awards.
The RemCo may also delegate its authority under the 2019 Omnibus Incentive Plan to the chairman of the Board, the chief executive officer, the chief human resources officer, or other senior officers of the Company, its duties under the 2019 Omnibus Incentive Plan pursuant to such conditions or limitations as the RemCo may establish.
Prohibition on Repricing of Awards. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights nor may outstanding Options or Stock Appreciation Rights be cancelled, exchanged, substituted, bought out or surrendered in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, unless (i) approved by the stockholders or (ii) in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).
Effective Date; Plan Termination. The 2019 Omnibus Incentive Plan will become effective as of June 7, 2019. No Award may be granted under the 2019 Omnibus Incentive Plan more than 10 years after the date it becomes effective.
Clawback. All Awards under the 2019 Omnibus Incentive Plan will be subject to any clawback or recoupment policies of the Company, as may be in effect from time to time, or as otherwise required by law.
Awards. Each award (an “Award”) shall be embodied in an Award agreement, which shall contain such terms, conditions and limitations as shall be determined by the RemCo in its sole discretion. Under the 2019 Omnibus Incentive Plan, the following Awards may be granted:

•
Option. An Option awarded pursuant to the 2019 Omnibus Incentive Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to non-employee directors. The price at which shares of common stock may be purchased upon the exercise of an Option shall be not less than the fair market value of the common stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant.

•
Stock Appreciation Right. The strike price for a Stock Appreciation Right awarded pursuant to the 2019 Omnibus Incentive Plan shall not be less than the fair market value of the common stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

•
Stock Award. Any Stock Award awarded pursuant to the 2019 Omnibus Incentive Plan which is not a Performance Award shall have a minimum restriction period of one year from the date of grant, provided that (i) the RemCo may provide for earlier vesting following a change of control or other specified event involving the Company or upon an employee’s termination of employment, and (ii) such one-year minimum restricted period shall not apply to a Stock Award that is granted in lieu of salary or bonus paid to an employee, or cash compensation paid to, and for service as, a non-employee director.

•
Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted pursuant to the 2019 Omnibus Incentive Plan shall be determined by the RemCo, subject to the limitations specified below. Any stock Award which is a Performance Award shall have a minimum restriction period of one year from the date of grant; provided, that the RemCo may provide for earlier vesting following a change of control or other specified event involving the Company, or upon a termination of employment. The RemCo shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the participant and/or the portion of an Award that may be exercised.

A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a performance goal may be based on one or more business criteria that apply to an executive officer, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the RemCo, by comparison with a peer group of companies. A performance goal may include one or more of the following and need not be the same for each participant:

•	revenue and income measures (which include net sales, gross margin, income from operations, net income, and earnings per share);

•	expense measures (which include costs of goods sold, selling, general and administrative expenses and overhead costs);

•	operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, total stockholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

•	any such other goals as may be identified by the RemCo.
Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or performance relative to a peer group determined by the RemCo.
The RemCo shall adjust the performance goals (either up or down) and the level of the Performance Award that a participant may earn under the 2019 Omnibus Incentive Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced our ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, performance goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals are established. Further, in the event a period of service to which a performance goal relates is less than twelve months, the Compensation Committee shall have the right, in its sole discretion, to adjust the performance goals and the level of Performance Award opportunity.

Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of common stock under the 2019 Omnibus Incentive Plan, an appropriate amount of cash or number of shares of common stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The RemCo may also permit withholding to be satisfied by the transfer to the Company of shares of common stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of common stock are used to satisfy tax withholding, such shares will be valued based on the fair market value when the tax withholding is required to be made.
The following is a summary of certain U.S. federal income tax consequences of awards under our equity compensation plans and arrangements, the material terms of which are discussed above. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.
Incentive Options. In general, no taxable income is realized by a participant upon the grant of an Incentive Option. If shares of common stock are issued to a participant pursuant to the exercise of an Incentive Option, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the Incentive Option, (ii) upon sale of the underlying shares acquired upon the exercise of an Incentive Option, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an Incentive Option exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an Incentive Option generally will not be treated as an Incentive Option if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an Nonqualified Option as discussed below.
Nonqualified Options. In general, no taxable income is realized by a participant upon the grant of a Nonqualified Option. Rather, at the time of exercise of the Nonqualified Option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the ordinary shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any ordinary shares received upon exercise of a Nonqualified Option will be the fair market value of the ordinary shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Stock Appreciation Rights. In general, no taxable income is recognized by a participant upon the grant of a Stock Appreciation Right, and the Company will not be entitled to a tax deduction at that time. Upon exercise, however, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by the Company in settlement of the rights. The Company generally will be entitled to a corresponding deduction at that time.
Restricted Stock. In general, no taxable income is recognized by a participant upon the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If the Section 83(b) election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such Section 83(b) election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described 83(b) election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.
Restricted Stock Units. In general, taxable income is not recognized by a participant upon the grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at that time. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by the Company. The Company will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.
Unrestricted Stock. In general, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon the grant of unrestricted stock, and of restricted stock subject only to restrictions on transferability, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.
Section 162(m). Section 162(m) of the Code imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a company to its chief executive officer, its chief financial officer and its top three highest paid officers in a given year, and each person who has been a Covered Employee for any prior tax year beginning after December 31, 2016 (“Covered Employees”). The Tax Cuts and Jobs Act, signed into law in December 2017 (“Tax Reform Act”), substantially modified Section 162(m) of the Code by, among other things, eliminating the exemption for performance-based compensation. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million will generally be nondeductible, whether or not it is a Performance Award granted pursuant to the 2019 Omnibus Incentive Plan.
The foregoing general tax discussion is intended for the information of our shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2019 Omnibus Incentive Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2019 Omnibus Incentive Plan.
Amendment, Modification, Suspension or Termination. The Board or the RemCo may amend, modify, suspend or terminate the 2019 Omnibus Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any participant under any Award previously granted to such participant shall be made without the consent of such participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.
Adjustments. The existence of outstanding Awards shall not effect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the common stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated in the 2019 Omnibus Incentive Plan. In the event of any subdivision or consolidation of outstanding shares of common stock, declaration of a dividend payable in shares of common stock or other stock split, then (i) the number of shares of common stock reserved under the 2019 Omnibus Incentive Plan, (ii) the number of shares of common stock covered by outstanding Awards in the form of common stock or units denominated in common stock, (iii) the exercise or other price in respect of such Awards, (iv) the number of shares of common stock covered by Awards to non-employee directors granted pursuant to the 2019 Omnibus Incentive Plan, and (v) the appropriate fair market value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the common stock or any distribution to holders of common stock or securities or property (other than normal cash dividends or dividends payable in common stock), the Board shall make appropriate adjustments to (x) the number of shares of common stock covered by Awards in the form of common stock or units denominated in common stock, (y) the exercise or other price in respect of such Awards, (z) the appropriate fair market value and other price determinations for such Awards, and (vi) the number of shares of common stock covered by Awards to non-employee directors automatically granted pursuant to the 2019 Omnibus Incentive Plan, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the fair market value of common stock on such date over the exercise price of an Award (for the avoidance of doubt, if the fair market value is equal to or less than the exercise price, the Option or Stock Appreciation Right may be canceled for no consideration).
Section 409A of the Code. Awards under the 2019 Omnibus Incentive Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the 2019 Omnibus Incentive Plan will be interpreted and be administered to be in compliance therewith. Any payments described in the 2019 Omnibus Incentive Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless applicable law requires otherwise. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a participant will not be considered to have terminated employment with the Company for purposes of the 2019 Omnibus Incentive Plan and no payment will be due to such participant under the 2019 Omnibus Incentive Plan or any Award until such participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the 2019 Omnibus Incentive Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the 2019 Omnibus Incentive Plan during the six (6) month period immediately following a participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following a participant’s separation from service (or upon a participant’s death, if earlier). In addition, for purposes of the 2019 Omnibus Incentive Plan, each amount to be paid or benefit to be provided to the participant pursuant to the 2019 Omnibus Incentive Plan, which constitute deferred compensation subject to Section 409A of the Code, will be construed as a separate identified payment for purposes of Section 409A of the Code.
New Plan Benefits
 Awards under the 2019 Omnibus Incentive Plan will be made by the RemCo in its discretion and depend on a number of factors. Generally, the future awards that would be received under the 2019 Omnibus Incentive Plan by our officers, employees, non-employee directors or consultants are discretionary and are therefore not determinable at this time.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of our common stock under the 2019 Omnibus Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2019 Omnibus Incentive Plan by our stockholders.
The affirmative vote of the holders of our common stock having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the annual meeting will be required to approve the 2019 Omnibus Incentive Plan.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE OMNIBUS STOCK INCENTIVE PLAN OF 2019.

POLITICAL CONTRIBUTIONS
Our RemCo has oversight responsibility for our political activities, including our Political Action Committee. Our political contributions policy sets forth basic principles that, together with our Code of Conduct, guide our approach to corporate political contributions. We disclose on our website our approach for political contributions and a summary of direct corporate contributions and those of our Political Action Committee, including contributions to industry associations and federal, state and local parties and candidates. This disclosure is available on our website at www.keurigdrpepper.com under Our Company — Downloads (at bottom of page) — Public Policy (at bottom of downloads) — Public Policy link.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS
If you have consented to the delivery of only one 2018 Form 10-K or set of proxy materials, as applicable, to multiple KDP stockholders who share your address, then only one 2018 Form 10-K or set of proxy materials, as applicable, will be delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly, upon oral or written request, a separate copy of the 2018 Form 10-K or set of proxy materials, as applicable, to any stockholder at your address. If, now or in the future, you wish to receive a separate copy of the 2018 Form 10-K or set of proxy materials, as applicable, you may contact in writing Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or call 1-866-540-7095. We will deliver promptly a separate copy of the Notice or proxy materials to a shareholder at a shared address to which a single copy was delivered, if requested. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee. Stockholders sharing an address who now receive multiple copies of the 2018 Form 10-K or set of proxy materials, as applicable, may request delivery of a single copy by calling Broadridge at the above number or writing to Broadridge at the above address.
STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING
We currently expect to hold our 2020 annual meeting on or around June 2020, and will mail the Proxy Statement for that meeting in April 2020, subject to any changes we may make. If any of our stockholders intends to present a proposal for consideration at the 2020 annual meeting, including the nomination of directors, without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal.
Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by us not later than [●], 2019, in order to be eligible for inclusion in the Proxy Statement and form of proxy distributed by the Board with respect to the 2020 annual meeting. With respect to any notice of a proposal that a stockholder intends to present for consideration at the 2020 annual meeting, without inclusion of such proposal in the Proxy Statement and form of proxy, in accordance with Article II, Section 6(c) or 7(b) of our Amended and Restated By-Laws, as applicable, stockholder proposals will need to be received by us not sooner than February 8, 2020, but not later than March 9, 2020, in order to be presented at the 2020 annual meeting. Stockholder proposals must be sent to our principal executive offices, 5301 Legacy Drive, Plano, Texas 75024, Attention: James L. Baldwin, Corporate Secretary.

By Order of the Board of Directors
James L. Baldwin
Corporate Secretary

[●], 2019

APPENDIX I

KEURIG DR PEPPER INC.
OMNIBUS STOCK INCENTIVE PLAN OF 2019

1. Plan. This Keurig Dr Pepper Group Inc. Omnibus Stock Incentive Plan of 2019 (this “Plan”) was adopted by Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), to reward certain employees, consultants and nonemployee directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company.

2. Objectives. This Plan is designed to attract and retain employees and consultants of the Company and its Subsidiaries, to attract and retain qualified nonemployee directors of the Company, to encourage the sense of proprietorship of such employees, consultants and nonemployee directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board, the Chief Executive Officer, or Chief Human Resources Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means any written agreement (including in electronic form) between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Remuneration and Nomination Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Consultant” means any consultant or independent contractor of the Company or any Subsidiary, but not including any Employee or Nonemployee Director.

“Disability” means permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A.

“Disaffiliation” means the sale, spin-off, public offering or other transaction that affects the divestiture of the Company’s ownership of a Subsidiary or division of the Company.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and

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other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Effective Date” has the meaning set forth in Section 23.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed but is traded on an over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee, Consultant or Nonemployee Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2009, as amended.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

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“Separation from Service” with respect to Awards that are subject to Section 409A, means a Participant’s Termination of Employment with the Company and any of its Subsidiaries, other than by reason of death or Disability that qualifies as a ‘separation from service’ for purposes of Section 409A.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock or Restricted Stock Units.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant shall be deemed to incur a Termination of Employment in the event of the Disaffiliation of such Participant’s Subsidiary or division unless the Committee specifies otherwise. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries do not constitute a Termination of Employment. If an Award is subject to Section 409A, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

4. Eligibility.

(a) Employees. All Employees are eligible for Awards under this Plan in the sole discretion of the Committee.

(b) Consultants. Consultants are eligible for Awards under this Plan in the sole discretion of the Committee.

(c) Nonemployee Directors. Nonemployee Directors are eligible for Awards under this Plan, in their capacities as directors.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate number of shares of Common Stock equal to the sum of (i) 25,000,000 (all of which may be granted, in the sole discretion of the Committee, as Incentive Options), plus (ii) the number of shares that remain available for grant under the Prior Plan as of the Effective Date plus (iii) the number of shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Prior Plan following the Effective Date, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award.

(a) In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of

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shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b) Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash rather than in shares of Common Stock (pursuant to the terms of an Award that permits but does not require cash settlement) or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, cancelled, settled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d) Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under this Plan.

(e) Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees, Consultants and Nonemployee Directors to be granted Awards under this Plan;

•	to determine the terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

•	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and who must sign each Award Agreement;

•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid

•	at the end of an applicable performance period;

•	except as otherwise provided in paragraph 13, to modify the terms of Awards made under this Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated; and

•	to determine the guidelines and/or procedures for the payment or exercise of Awards.

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The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned.

(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Prohibition on Repricing of Awards. The terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs nor may outstanding Options or SARS be cancelled, exchanged, substituted, bought out or surrendered in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, unless (i) approved by the stockholders or (ii) in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares).

7. Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 6; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended or (b) officers of the Company (or Nonemployee Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.

8. Awards. (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion.
Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the
Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. Further, any Award shall also be subject to the restrictions set forth in paragraph 6(c) hereof. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

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(ii) Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any Stock Appreciation Rights awarded pursuant to this Plan, including the term of any Stock Appreciation Rights and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change of control or other specified events involving the Company or upon an Employee’s termination of employment, and (ii) such one-year minimum
Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus.

(iv) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

A Performance Goal may include one or more of the following and need not be the same for each Participant:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net

•	sales and earnings per share);

•	expense measures (which include costs of goods sold, selling, general and administrative expenses and overhead

•	costs);

•	operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes,

•	depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, total shareholder return and market capitalization

•	measures);

•	return measures (which include return on equity, return on assets, return on invested capital and internally

•	developed total return measures incorporating profit growth and cash flow yield measures, with cash flow yield

•	incorporating cash flow and capital expenditures);

•	corporate value measures (which include compliance, safety, environmental and personnel matters);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

•	any such other goal as may be identified by the Committee.

Unless otherwise stated, such a Performance Goal may be set using the following baselines: past performance, forward looking budgets or expectations, performance relative to a peer group selected by the Committee.

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(b) The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

9. Awards to Nonemployee Directors. The Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.

10. Award Payment; Dividends; Substitution; Fractional Shares.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. No dividends shall be paid on Options or SARs. No dividends shall be paid on Stock
Awards or Performance Awards until such Awards are earned. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(c) Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Board or the Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. In accordance with the rules and procedures established for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Board or the Committee involving an approved broker or dealer.

12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board or the Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the

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rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

14. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the number of shares of Common Stock covered by Awards to Nonemployee Directors granted pursuant to paragraph 9 hereof, and (v) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the number of shares of Common Stock covered by Awards to Nonemployee Directors automatically granted pursuant to paragraph 9 hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, in connection with a transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if the exercise price is less than Fair Market Value the Option or Stock Appreciation Right may be canceled for no consideration).

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with

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applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Section 409A of the Code. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a “change in control” shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

20. No Right to Employment or Directorship. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service

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relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Nonemployee Director for re-election by the Company’s shareholders.

21. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22. Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

23. Effectiveness. This Plan is effective June 7, 2019 (the “Effective Date”), subject to approval by the shareholders of the Company. This Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve this Plan, unless sooner terminated by action of the Board.

24. Recoupment. All Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as may be in effect from time to time, or as otherwise required by law.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

KEURIG DR PEPPER INC.

By:_______________________
James L. Baldwin, Jr.
Title: Chief Legal Officer, General Counsel and Secretary

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